Filed Pursuant to Rule 424(b)(5)
Registration No. 333-195858

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 6, 2014)

Genesis Energy, L.P.

Common Units

Representing Limited Partner Interests

Having an Aggregate Offering Price of Up to

$400,000,000

This prospectus supplement and the accompanying base prospectus relate to the issuance and sale from time to time of common units representing limited partner interests in Genesis Energy, L.P. having an aggregate offering price of up to $400,000,000 through one or more of RBC Capital Markets, LLC, BNP Paribas Securities Corp., Capital One Securities, Inc., Deutsche Bank Securities Inc., DNB Markets, Inc., Fifth Third Securities, Inc., Scotia Capital (USA) Inc. and SMBC Nikko Securities America, Inc., as our sales agents (the “sales agents”). These sales, if any, will be made pursuant to the terms of the equity distribution agreement, dated June 27, 2016 among us and the sales agents, which has been filed as an exhibit to a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”). Unless the context otherwise requires, references to common units in this prospectus supplement refer to the Common Units—Class A under our partnership agreement.

Under the terms of the equity distribution agreement, we also may sell common units to any of the sales agents as principal for its own account at a price agreed upon by such sales agent and us in a separate terms agreement. If we sell common units to any sales agent as principal, we will enter into a separate terms agreement with such sales agent, and we will describe that agreement in a separate prospectus supplement or pricing supplement.

Our common units trade on the New York Stock Exchange (the “NYSE”) under the symbol “GEL.” On June 24, 2016, the last reported sale price of our common units on the NYSE was $37.20 per unit. The sales agents are not required to sell any specific number or dollar amount of common units but will use their reasonable efforts, as our agents and subject to the terms of the equity distribution agreement, to sell the common units offered, as instructed by us.

Investing in our common units involves risks. See the section entitled “Risk Factors” on page S-3 of this prospectus supplement.

The compensation of the sales agents for sales of common units shall be at a commission rate of up to 2.0% (unless otherwise agreed) of the gross sales price per common unit. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds” on page S-4 of this prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

RBC Capital Markets	BNP PARIBAS	Capital One Securities

Deutsche Bank Securities	DNB Markets	Fifth Third Securities

Scotia Howard Weil	SMBC Nikko

The date of this prospectus supplement is June 27, 2016.

PROSPECTUS SUPPLEMENT

PROSPECTUS DATED AUGUST 6, 2014

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. If the information about the offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.

Any statement made in a document incorporated or deemed to be incorporated by reference into this prospectus prior to the date of this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement, and any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus after the date of this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Please read “Where You Can Find More Information” on page S-14 of this prospectus supplement.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus prepared by or on behalf of us relating to this offering. Neither we nor any of the sales agents have authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are offering to sell the common units, and seeking offers to buy the common units, only in jurisdictions where offers and sales are permitted. You should not assume that the information contained in this prospectus supplement or the accompanying base prospectus is accurate as of any date other than the dates shown in these documents or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

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SUMMARY

This summary highlights information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus. It does not contain all the information that may be important to you or that you may wish to consider before making an investment decision. You should read carefully the entire prospectus supplement, the accompanying base prospectus, the documents incorporated by reference and the other documents to which we refer for a more complete understanding of our business and the terms of this offering, as well as the tax and other considerations that are important to you in making your investment decision. Please read “Risk Factors” beginning on page S-3 of this prospectus supplement and beginning on page 2 of the accompanying base prospectus for information regarding risks you should consider before investing in our common units.

Unless the context otherwise requires, references in this prospectus supplement to “Genesis Energy, L.P.,” “Genesis,” “we,” “our,” “us” or like terms refer to Genesis Energy, L.P. and its operating subsidiaries, “our general partner” refers to Genesis Energy, LLC, the general partner of Genesis; “CO2” means carbon dioxide; and “NaHS,” which is commonly pronounced as “nash,” means sodium hydrosulfide.

Our Company

We are a growth-oriented master limited partnership formed in Delaware in 1996 and focused on the midstream segment of the crude oil and natural gas industry in the Gulf Coast region of the United States, primarily Texas, Louisiana, Arkansas, Mississippi, Alabama, Florida, Wyoming and in the Gulf of Mexico. Our common units are traded on the NYSE under the ticker symbol “GEL.”

We provide an integrated suite of services to refiners, crude oil and natural gas producers, and industrial and commercial enterprises. We currently have two distinct, complimentary types of operations: (i) our onshore-based refinery-centric operations located primarily in the Gulf Coast region of the U.S., which focus on providing a suite of services primarily to refiners, and (ii) our offshore Gulf of Mexico crude oil and natural gas pipeline transportation and handling operations, which focus on providing a suite of services primarily to integrated and large independent energy companies who make intensive capital investments (often in excess of billions of dollars) to develop numerous large-reservoir, long-lived crude oil and natural gas properties. Our onshore-based operations occur upstream of, at, and downstream of refinery complexes. Upstream of refineries, we aggregate, purchase, gather and transport crude oil, which we sell to refiners. Within refineries, we provide services to assist in sulfur removal/balancing requirements. Downstream of refineries, we provide transportation services as well as market outlets for finished refined petroleum products and certain refining by-products. In our offshore crude oil and natural gas pipeline transportation and handling operations, we provide service to one of the most active drilling and development regions in the U.S.—the Gulf of Mexico, a producing region representing approximately 15% of the crude oil production in the U.S. in 2015. We have a diverse portfolio of customers, operations and assets, including pipelines, refinery-related plants, storage tanks and terminals, railcars, rail loading and unloading facilities, barges and other vessels, and trucks. Substantially all of our revenues are derived from providing services to refiners, integrated and large independent crude oil and natural gas companies, and industrial and commercial enterprises.

We conduct our operations and own our operating assets through our subsidiaries and joint ventures. Our general partner, Genesis Energy, LLC, a wholly-owned subsidiary that owns a non-economic general partner interest in us, has sole responsibility for conducting our business and managing our operations. Our outstanding common units (including our Class B common units) representing limited partner interests constitute all of the economic equity interests in us.

Our Offices

Our principal executive offices are located at 919 Milam, Suite 2100, Houston, Texas 77002, and the telephone number at this address is (713) 860-2500.

The Offering

Common Units Offered	Common units having an aggregate offering price of up to $400,000,000.

Use of Proceeds	We intend to use the net proceeds from this offering, after deducting the sales agents’ commissions and our offering expenses, for general partnership purposes, which may include, among other things, repayment of indebtedness, acquisitions, capital expenditures and additions to working capital. Please read “Use of Proceeds” on page S-4.

Exchange Listing	Our common units are traded on the NYSE under the symbol “GEL.”

Risk Factors	There are risks associated with this offering and our business. You should consider carefully the risk factors on page S-3 of this prospectus supplement and the other risks identified in the documents incorporated by reference herein before making a decision to purchase common units in this offering.

RISK FACTORS

An investment in our common units involves risks. In evaluating an investment in our common units, you should consider carefully the risk factors and other information included in or incorporated by reference into this prospectus and additional information which may be incorporated by reference into this prospectus in the future, as provided under “Where You Can Find More Information,” including our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including the risk factors described under “Risk Factors” in such reports. This prospectus also contains forward-looking statements that involve risks and uncertainties. If any of these risks occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common units could decline and you could lose all or part of your investment. Please read “Information Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors.

USE OF PROCEEDS

We intend to use the net proceeds of this offering, after deducting the sales agents’ commissions and our offering expenses, for general partnership purposes, which may include, among other things, repayment of indebtedness, acquisitions, capital expenditures and additions to working capital.

Affiliates of the sales agents are lenders under our credit facility. To the extent we use proceeds from this offering to repay indebtedness under our credit facility, such affiliates may receive proceeds from this offering. Please read “Plan of Distribution” in this prospectus supplement for further information.

As of March 31, 2016, approximately $1.3 billion of indebtedness was outstanding under our revolving credit facility. Our revolving credit facility matures in July 2019 and bears interest at a variable rate, which was approximately 3.0% per annum as of March 31, 2016. Our outstanding borrowings under our revolving credit facility were incurred in connection with certain acquisitions, to fund capital expenditures and for general working capital purposes.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The tax consequences to you of an investment in our common units will depend in part on your own tax circumstances. For a discussion of the principal federal income tax considerations associated with our operations and the purchase, ownership and disposition of our common units, please read “Material Income Tax Consequences” beginning on page 34 of the accompanying base prospectus. Please also read “Item 1A. Risk Factors—Tax Risks to Common Unitholders” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for a discussion of the tax risks related to purchasing and owning our common units. You are urged to consult with your own tax advisor about the federal, state, local, and foreign tax consequences peculiar to your circumstances.

Partnership Status

The anticipated after-tax economic benefit of an investment in our common units depends largely on our being treated as a partnership for federal income tax purposes.

In rendering its opinion, Akin Gump Strauss Hauer & Feld LLP has relied on factual representations made by us and our general partner, including the following:

•	We have not elected and will not elect to be treated as a corporation;

•	For each taxable year, more than 90% of our gross income has been and will be income from sources that Akin Gump Strauss Hauer & Feld LLP has opined or will opine should be “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”); and

•	Each hedging transaction that we treat as resulting in qualifying income has been and will be appropriately identified as a hedging transaction pursuant to applicable Treasury Regulations, and has been and will be associated with oil, gas or products thereof that are held or are to be held by us in activities that Akin Gump Strauss Hauer & Feld LLP has opined or will opine result in qualifying income.

In order to be treated as a partnership for federal income tax purposes, at least 90% of our gross income must be from specific qualifying sources, such as the transportation, processing or marketing of natural gas and natural gas products or other passive types of income such as dividends. For a more complete description of this qualifying income requirement, please read “Material Income Tax Consequences—Partnership Status” beginning on page 34 of the accompanying base prospectus and “Item 1A. Risk Factors—Tax Risks to Common Unitholders” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

No ruling has been or will be sought from the Internal Revenue Service (the “IRS”), and the IRS has made no determination, as to our status as a partnership for federal income tax purposes. Instead, we will rely on the opinion of Akin Gump Strauss Hauer & Feld LLP. It is the opinion of Akin Gump Strauss Hauer & Feld LLP that, based upon the Internal Revenue Code, the Treasury Regulations, current administrative rulings and court decisions and the representations described above, we should be classified as a partnership for federal income tax purposes.

If we were treated as a corporation for federal income tax purposes, we would pay federal income tax on our taxable income at the corporate tax rate, which is currently a maximum of 35%, and would likely pay state income tax at varying rates. Distributions would generally be taxed again to unitholders as corporate distributions and no income, gains, losses, or deductions would flow through to unitholders. Because a tax would be imposed upon us as a corporation, our cash available for distribution to unitholders would be substantially reduced. Therefore, treatment of us as a corporation would result in a material reduction in the anticipated cash flow and after-tax return to our unitholders likely causing a substantial reduction in the value of our common units.

Current law may change so as to cause us to be treated as a corporation for federal income tax purposes or otherwise subject us to entity-level taxation. For example, from time to time, members of Congress and the President propose and consider substantive changes to the existing U.S. federal income tax laws that affect publicly traded partnerships, including elimination of partnership tax treatment for publicly traded partnerships. In addition, the IRS, on May 6, 2015, issued proposed regulations concerning which activities give rise to qualifying income within the meaning of Section 7704 of the Internal Revenue Code. We do not believe the proposed regulations affect our ability to qualify as a publicly traded partnership. However, finalized regulations could modify the amounts of gross income that we are able to treat as qualifying income for the purposes of the qualifying income requirement. Any modifications to the U.S. federal income tax laws may be applied retroactively and could make it more difficult or impossible for us to meet the exception for certain publicly traded partnerships to be treated as partnerships for U.S. federal income tax purposes. We are unable to predict whether any of these changes or other proposals will ultimately be enacted. Any such changes could negatively impact an investment in our common units.

Disposition of Common Units

Allocations Between Transferors and Transferees. In general, our taxable income or losses have been determined annually, prorated on a monthly basis and subsequently apportioned among the unitholders in proportion to the number of units owned by each of them as of the opening of the applicable exchange on the first business day of the month (the “Allocation Date”). However, gain or loss realized on a sale or other disposition of our assets or, in the discretion of the general partner, any other extraordinary item of income, gain, loss or deduction will be allocated among the unitholders on the Allocation Date in the month in which such income, gain, loss or deduction is recognized. As a result, a unitholder transferring units may be allocated income, gain, loss and deduction realized after the date of transfer.

Although simplifying conventions are contemplated by the Internal Revenue Code and most publicly traded partnerships use similar simplifying conventions, the use of this method may not be permitted under existing Treasury Regulations. The Department of the Treasury has issued Treasury Regulations pursuant to which a publicly traded partnership may use a similar monthly simplifying convention to allocate tax items among transferor and transferee unitholders, although such tax items must be prorated on a daily basis. Nonetheless, the regulations do not specifically authorize all aspects of the proration method we have adopted. Accordingly, Akin Gump Strauss Hauer & Feld LLP is unable to opine on the validity of our method of allocating income and deductions between transferee and transferor unitholders. If the IRS were to successfully challenge our proration method, our taxable income or losses could be reallocated among our unitholders. We are authorized to revise our method of allocation between transferee and transferor unitholders, as well as among unitholders whose interests vary during a taxable year, to conform to these Treasury Regulations.

A unitholder who disposes of units prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deduction attributable to the month of disposition but will not be entitled to receive a cash distribution for that period.

Administrative Matters

Information Returns and Audit Procedures. We intend to furnish to each unitholder, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes his share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder’s share of income, gain, loss and deduction. We cannot assure you that those positions will in all cases yield a result that conforms to the requirements of the Internal Revenue Code, Treasury Regulations or administrative interpretations of the IRS. Neither we nor Akin Gump Strauss Hauer & Feld LLP can assure prospective unitholders that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the units.

The IRS may audit our federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year’s tax liability, and possibly may result in an audit of his return. Any audit of a unitholder’s return could result in adjustments not related to our returns as well as those related to our returns.

Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Internal Revenue Code requires that one partner be designated as the “Tax Matters Partner” for these purposes. Our partnership agreement gives our board of directors the authority to designate a Tax Matters Partner.

The Tax Matters Partner has made and will make elections on our behalf and on behalf of unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The Tax Matters Partner may bind a unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all our unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each unitholder with an interest in the outcome may participate.

A unitholder must file a statement with the IRS identifying the treatment of any item on his federal income tax return that is not consistent with the treatment of the item on the tax report we provide to him. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

Pursuant to the Bipartisan Budget Act of 2015, for tax years beginning after December 31, 2017, if the IRS makes audit adjustments to our income tax returns, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from us in the year in which the audit is completed. Generally, we may elect to have our general partner and our unitholders take such audit adjustment into account in accordance with their interests in us during the tax year under audit, but there can be no assurance that such election will be effective in all circumstances and the manner in which the election is made and implemented has yet to be determined. If we are unable or do not elect to have our general partner and our unitholders take such audit adjustment into account in accordance with their interests in us during the tax year under audit, our current unitholders may bear some or all of the tax liability resulting from such audit adjustment, even if such unitholders did not own units in us during the tax year under audit. If, as a result of any such audit adjustment, we are required to make payments of taxes, penalties and interest, our cash available for distribution to our unitholders might be substantially reduced. These rules are not applicable to us for tax years beginning on or prior to December 31, 2017.

Nominee Reporting. Persons who hold an interest in us as a nominee for another person are required to furnish to us:

(a)	the name, address and taxpayer identification number of the beneficial owner and the nominee;

(b)	a statement regarding whether the beneficial owner is:

(1)	a person that is not a U.S. person;

(2)	a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

(3)	a tax-exempt entity;

(c)	the amount and description of units held, acquired or transferred for the beneficial owner; and

(d)	specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $250 per failure, up to a maximum of $3,000,000 per calendar year, is imposed by the Internal Revenue Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

Tax Exempt Organizations and Other Investors

Ownership of common units by tax-exempt entities, regulated investment companies, and non-U.S. investors raises issues unique to such persons. Please read “Material Income Tax Consequences—Tax-Exempt Organizations and Other Investors” beginning on page 45 of the accompanying base prospectus.

PLAN OF DISTRIBUTION

We have entered into an equity distribution agreement with RBC Capital Markets, LLC, BNP Paribas Securities Corp., Capital One Securities, Inc., Deutsche Bank Securities Inc., DNB Markets, Inc., Fifth Third Securities, Inc., Scotia Capital (USA) Inc. and SMBC Nikko Securities America, Inc., as sales agents, under which we are permitted to offer and sell common units having an aggregate offering price of up to $400,000,000 from time to time. We filed the equity distribution agreement as an exhibit to a Current Report on Form 8-K, which is incorporated by reference in this prospectus supplement. The sales, if any, of common units made under the equity distribution agreement will be made by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), including without limitation sales made directly on the NYSE, on any other existing trading market for the common units or to or through a market maker or as otherwise as agreed upon by one or more of the sales agents and us. The sales agents will not engage in any transactions that stabilize the price of our common units.

Under the terms of the equity distribution agreement, we also may sell common units to one or more of the sales agents as principal for its own account at a price agreed upon by such sales agent and us in a separate terms agreement. If we sell common units to one or more of the sales agents as principal, we will enter into a separate terms agreement with such sales agent, and we will describe that agreement in a separate prospectus supplement or pricing supplement.

We may specify any price, time, or size limits, or other customary parameters or conditions, in our orders to any sales agent to sell common units. Subject to the terms and conditions of the equity distribution agreement, each sales agent will use its reasonable efforts to sell on our behalf the common units. We will submit orders to only one sales agent relating to the sale of our common units, to which this prospectus supplement relates, on any given day. We or the sales agents may suspend the offering of common units at any time and from time to time by notifying the other party.

The sales agents will provide to us written confirmation following the close of trading on the NYSE each day in which common units are sold by a sales agent acting on our behalf under the equity distribution agreement. Each confirmation will include the number of common units sold on such day, the gross offering proceeds received from such sale, and the compensation payable by us to such sales agent with respect to such sale. We will report at least quarterly the number of common units sold through the sales agents under the equity distribution agreement, the net proceeds to us (before expenses) and the commissions of the sales agents in connection with the sales of the common units.

We will pay the sales agents a commission of up to 2.0% (unless otherwise agreed) of the gross sales price per common unit sold through it as our agent under the equity distribution agreement. We have agreed to reimburse the sales agents for certain of their expenses.

Settlement for sales of common units will occur on or before the third trading day following the date on which any sales were made under the equity distribution agreement. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

If we or any of the sales agents have reason to believe that our common units are no longer an “actively-traded security” as defined under Rule 101(c)(l) of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that party will promptly notify the others and sales of common units pursuant to the equity distribution agreement or any terms agreement will be suspended until Rule 101(c)(1) or another exemptive provision has been satisfied in the judgment of each party.

The offering of common units pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of all common units subject to the equity distribution agreement or (2) the termination of the equity distribution agreement by either all of the sales agents or us.

In connection with the sale of the common units on our behalf, each of the sales agents will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agents may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agents against certain liabilities, including civil liabilities under the Securities Act.

The sales agents and/or affiliates of each of the sales agents have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for us and our affiliates, for which they have received and in the future will receive customary compensation and expense reimbursement. Affiliates of the sales agents are lenders under our credit facility. To the extent we use proceeds from this offering to repay indebtedness under our credit facility, such affiliates may receive proceeds from this offering. Because FINRA views the common units offered hereby as interests in a direct participation program, this offering is being made in compliance with Rule 2310 of the FINRA Rules.

Selling Restrictions

Notice to Prospective Investors in Hong Kong

The common units have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO or SFO. No advertisement, invitation or document relating to the common units has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to common units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the units are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, units, debentures and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the units under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

LEGAL MATTERS

The validity of the common units offered in this prospectus supplement will be passed upon for us by Akin Gump Strauss Hauer & Feld, LLP, Houston, Texas. Certain legal matters will be passed upon for the sales agents by Andrews Kurth LLP, Houston, Texas.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference from Genesis Energy, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of Genesis Energy, L.P.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

The statements in this prospectus or incorporated by reference into this prospectus that are not historical information may be “forward-looking statements” as defined under federal law.

All statements, other than historical facts, included in this document that address activities, events or developments that we expect or anticipate will or may occur in the future, including things such as plans for growth of the business, future capital expenditures, competitive strengths, goals, references to future goals or intentions, and other such references are forward-looking statements, and historical performance is not necessarily indicative of future performance. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. They use words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “could,” “plan,” “position,” “projection,” “strategy,” “should,” or “will,” or the negative of those terms or other variations of them or by comparable terminology. In particular, statements, expressed or implied, concerning future actions, conditions or events or future operating results or the ability to generate sales, income or cash flow are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond our ability or the ability of our affiliates to control or predict. Specific factors that could cause actual results to differ from those in the forward-looking statements include, among others:

•	demand for, the supply of, our assumptions about, changes in forecast data for, and price trends related to crude oil, liquid petroleum, natural gas, NaHS, caustic soda and CO2, all of which may be affected by economic activity, capital expenditures by energy producers, weather, alternative energy sources, international events, conservation and technological advances;

•	throughput levels and rates;

•	changes in, or challenges to, our tariff rates;

•	our ability to successfully identify and close strategic acquisitions on acceptable terms (including obtaining third-party consents and waivers of preferential rights), develop or construct energy infrastructure assets, make cost saving changes in operations and integrate acquired assets or businesses into our existing operations;

•	service interruptions in our pipeline transportation systems and processing operations;

•	shutdowns or cutbacks at refineries, petrochemical plants, utilities or other businesses for which we transport crude oil, petroleum, natural gas or other products or to whom we sell such products;

•	risks inherent in marine transportation and vessel operation, including accidents and discharge of pollutants;

•	changes in laws and regulations to which we are subject, including tax withholding issues, regulations regarding qualifying income, accounting pronouncements, and safety, environmental and employment laws and regulations;

•	the effects of production declines resulting from the suspension of drilling in the Gulf of Mexico and the effects of future laws and government regulation resulting from the Macondo accident and oil spill in the Gulf;

•	planned capital expenditures and availability of capital resources to fund capital expenditures;

•	our inability to borrow or otherwise access funds needed for operations, expansions or capital expenditures as a result of our credit agreement and the indentures governing our notes, which contain various affirmative and negative covenants;

•	loss of key personnel;

•	cash from operations that we generate could decrease or fail to meet expectations, either of which could reduce our ability to pay quarterly cash distributions at the current level or continue to increase quarterly cash distributions in the future;

•	an increase in the competition that our operations encounter;

•	cost and availability of insurance;

•	hazards and operating risks that may not be covered fully by insurance;

•	our financial and commodity hedging arrangements, which may reduce our earnings, profitability and cash flow;

•	changes in global economic conditions, including capital and credit markets conditions, inflation and interest rates;

•	natural disasters, accidents or terrorism;

•	changes in the financial condition of customers or counterparties;

•	adverse rulings, judgments, or settlements in litigation or other legal or tax matters;

•	the treatment of us as a corporation for federal income tax purposes or if we become subject to entity-level taxation for state tax purposes; and

•	the potential that our internal controls may not be adequate, weaknesses may be discovered or remediation of any identified weaknesses may not be successful and the impact these could have on our unit price.

You should not put undue reliance on any forward-looking statements. When considering forward-looking statements, please review the risk factors identified in this prospectus under “Risk Factors” as well as the section entitled “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and our subsequently filed Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Form 8-K/A and any other prospectus supplement we may file from time to time with the SEC with respect to this offering. Except as required by applicable securities laws, we do not intend to update these forward-looking statements and information.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on their public reference room. Our SEC filings are also available at the SEC’s website at http://www.sec.gov.

The SEC allows us to incorporate by reference information that we file with it. This procedure means that we can disclose important information to you by referring you to documents filed with the SEC. The information that we incorporate by reference is an integral part of this prospectus supplement, and references to this “prospectus supplement” include the documents (or portions of documents) incorporated by reference into this prospectus supplement. Any future filings we make with the SEC prior to the completion of this offering under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, and which are deemed to be “filed,” are also incorporated by reference in this prospectus supplement. Any statement contained in the filings (or portions of filings) incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any filing by us with the SEC prior to the completion of this offering modifies, conflicts with or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference, other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K or exhibits filed under Item 9.01 relating to those Items, the documents listed below:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2016; and

•	Current Reports on Form 8-K filed with the SEC on May 3, 2016 and June 27, 2016.

You may request a copy of these filings at no cost by making written or telephone requests for copies to:

Investor Relations

Genesis Energy, L.P.

919 Milam, Suite 2100

Houston, Texas 77002

(713) 860-2500

We also make available free of charge on our internet website at http://www.genesisenergy.com our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus supplement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus supplement is accurate as of any date other than the date on the front of each document.

Prospectus

GENESIS ENERGY, L.P.

Common Units

Preferred Securities

Subordinated Securities

Options

Warrants

Rights

Debt Securities

GENESIS ENERGY FINANCE CORPORATION

Debt Securities

We may from time to time offer one or more classes or series of the following securities as described in this prospectus, in one or more separate offerings under this prospectus:

•	common units, preferred securities, subordinated securities, options, warrants and rights; and

•	debt securities, which may be either senior debt securities or subordinated debt securities.

Genesis Energy Finance Corporation may act as co-issuer of the debt securities and other direct or indirect subsidiaries of Genesis Energy, L.P., other than “minor” subsidiaries as such item is interpreted in securities regulations governing financial reporting for guarantors, may guarantee the debt securities.

This prospectus provides you with the general terms of these securities and the general manner in which we will offer these securities. We may offer and sell securities using this prospectus only if it is accompanied by a prospectus supplement. We will include the specific terms of any securities we offer in a prospectus supplement. The prospectus supplement will also describe the specific manner in which we will offer the securities. You should read this prospectus and the prospectus supplement carefully.

We may sell these securities to underwriters or dealers, or we may sell them directly to other purchasers. See “Plan of Distribution.”

Our common units are listed on the New York Stock Exchange under the symbol “GEL.” We will provide information in any applicable prospectus supplement regarding the trading market, if any, for any debt securities we may offer.

Investing in our securities involves risks. Limited partnerships are inherently different from corporations. You should carefully consider the Risk Factors beginning on page 2 of this prospectus and contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 6, 2014.

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ABOUT THIS PROSPECTUS

This prospectus, including any information incorporated by reference herein, is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the Commission, using a “shelf” registration or continuous offering process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus, in one or more offerings with an aggregate offering price up to $400,000,000. This prospectus generally describes Genesis Energy, L.P. and the securities. Each time we sell securities with this prospectus, we will provide a prospectus supplement containing specific information about the terms of a particular offering. A prospectus supplement may also add to, update or change information in this prospectus. You should read carefully the section entitled “Information Regarding Forward-Looking Statements” starting on page 53. If the description of the offering varies between the prospectus supplement and this prospectus, you should rely on the information in the prospectus supplement. Therefore, you should carefully read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information” before you invest in our securities.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized anyone else to provide you different information. We are not making an offer of these securities in any state where the offer is not permitted. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the Commission incorporated by reference in this prospectus and any prospectus supplement. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Unless the context otherwise requires, references in this prospectus to “Genesis Energy, L.P.,” “Genesis,” “we,” “our,” “us” or like terms refer to Genesis Energy, L.P. and its operating subsidiaries, including Genesis Energy Finance Corporation; “our general partner” refers to Genesis Energy, LLC, the general partner of Genesis; “CO2” means carbon dioxide; and “NaHS,” which is commonly pronounced as “nash,” means sodium hydrosulfide.

GENESIS ENERGY, L.P.

We are a growth-oriented master limited partnership formed in Delaware in 1996 and focused on the midstream segment of the oil and gas industry in the Gulf Coast region of the United States, primarily Texas, Louisiana, Arkansas, Mississippi, Alabama, Florida, Wyoming and in the Gulf of Mexico. Our common units are traded on the New York Stock Exchange under the ticker symbol “GEL.” Our principal executive offices are located at 919 Milam, Suite 2100, Houston, Texas 77002 and our telephone number is (713) 860-2500.

We provide an integrated suite of services to oil producers, refineries, and industrial and commercial enterprises. Our business activities are primarily focused on providing services around and within refinery complexes. Upstream of the refineries, we provide gathering and transportation of crude oil. Within the refineries, we provide services to assist in their sulfur balancing requirements. Downstream of refineries, we provide transportation services as well as market outlets for their finished refined products. We have a diverse portfolio of customers, operations and assets, including pipelines, refinery-related plants, storage tanks and terminals, railcars, rail loading and unloading facilities, barges and trucks. Substantially all of our revenues are derived from providing services to integrated oil companies, large independent oil and gas or refinery companies, and large industrial and commercial enterprises.

For additional information regarding our business properties and financial condition, please refer to the documents referenced in the section entitled “Where You Can Find More Information.”

RISK FACTORS

An investment in our securities involves risks. In evaluating an investment in our securities, you should consider carefully the risk factors and other information included in or incorporated by reference into this prospectus and additional information which may be incorporated by reference into this prospectus or any prospectus supplement in the future, in each case as provided under “Where You Can Find More Information,” including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including the risk factors described under “Risk Factors” in such reports. In addition, when we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement. This prospectus also contains forward-looking statements that involve risks and uncertainties. If any of these risks occur, our business, financial condition or results of operation could be adversely affected. Please read “Information Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors.

USE OF PROCEEDS

Unless otherwise specified in an accompanying prospectus supplement, we will use the net proceeds we receive from the sale of the securities described in this prospectus for general partnership purposes, which may include, among other things, repayment of indebtedness, the acquisition of businesses and other capital expenditures, payment of distributions and additions to working capital. The exact amounts to be used and when the net proceeds will be applied will depend on a number of factors, including our funding requirements and the availability of alternative funding sources.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Year ended December 31,						Quarter Ended March 31,
	2009	2010		2011	2012	2013	2014
Ratio of earnings to fixed charges	1.6	—	(1)	2.7	3.2	2.4	2.7

(1)	Earnings were inadequate to cover fixed charges for the year ended December 31, 2010 by $43,640,000.

For the purpose of computing the ratio of earnings to fixed charges, earnings are comprised of income from continuing operations of consolidated subsidiaries before provision for income taxes and adjustment for non-controlling interests in consolidated subsidiaries or income or loss from equity investees, less capitalized interest, plus depreciation of capitalized interest, dividends from companies accounted for using the equity method, and fixed charges. Fixed charges are comprised of interest on long-term debt plus capitalized interest, amortization of capitalized costs related to indebtedness, and rental expense representative of an interest factor.

DESCRIPTION OF OUR EQUITY SECURITIES

General

As of the date of this prospectus, we have outstanding only common units and waiver units, as described below. In the future, we may issue one or more series or classes of additional common units as well as the following other types of equity securities — preferred securities, subordinated securities, options securities, warrant securities or rights securities. Those equity securities may have rights to distributions and allocations junior, equal or superior to our common units. Our general partner can determine the voting powers, designations, preferences and relative, participating, optional or other special rights, duties and qualifications, limitations or restrictions of any series or class and the number constituting any series or class of equity securities.

Our Common Units

Our common units represent limited partner interests in Genesis Energy, L.P. that entitle the holders to participate in our cash distributions and to exercise the rights or privileges available to limited partners under our partnership agreement.

Our outstanding common units are listed on the New York Stock Exchange under the symbol “GEL.”

The transfer agent and registrar for our common units is American Stock Transfer & Trust Company.

Status as Limited Partner or Assignee. Except as described under “— Limited Liability,” the common units will be fully paid, and the unitholders will not be required to make additional capital contributions to us.

Transfer of Common Units. Each purchaser of common units offered by this prospectus must execute a transfer application. By executing and delivering a transfer application, the purchaser of common units:

•	becomes the record holder of the common units and is an assignee until admitted into our partnership as a substituted limited partner;

•	automatically requests admission as a substituted limited partner in our partnership;

•	agrees to be bound by the terms and conditions of, and executes, our partnership agreement;

•	represents that he has the capacity, power and authority to enter into the partnership agreement;

•	grants powers of attorney to officers of our general partner and any liquidator of our partnership as specified in the partnership agreement; and

•	makes the consents and waivers contained in the partnership agreement.

An assignee will become a substituted limited partner of our partnership for the transferred common units upon the consent of our general partner and the recording of the name of the assignee on our books and records. Our general partner may withhold its consent in its sole discretion.

Transfer applications may be completed, executed and delivered by a purchaser’s broker, agent or nominee. We are entitled to treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holders’ rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

Common units are securities and are transferable according to the laws governing transfer of securities. In addition to other rights acquired, the purchaser has the right to request admission as a substituted limited partner in our partnership for the purchased common units. A purchaser of common units who does not execute and deliver a transfer application obtains only:

•	the right to assign the common unit to a purchaser or transferee; and

•	the right to transfer the right to seek admission as a substituted limited partner in our partnership for the purchased common units.

Thus, a purchaser of common units who does not execute and deliver a transfer application:

•	will not receive cash distributions or federal income tax allocations, unless the common units are held in a nominee or “street name” account and the nominee or broker has executed and delivered a transfer application; and

•	may not receive some federal income tax information or reports furnished to record holders of common units.

Until a common unit has been transferred on our books, we and the transfer agent, notwithstanding any notice to the contrary, may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

Limited Liability. Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Revised Uniform Limited Partnership Act, or the Delaware Act, and that he otherwise acts in conformity with the provisions of our partnership agreement, his liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital he is obligated to contribute to us for his common units plus his share of any undistributed profits and assets. If it were determined, however, that the right or exercise of the right by the limited partners as a group:

•	to remove or replace our general partner;

•	to approve some amendments to our partnership agreement; or

•	to take other action under our partnership agreement

constituted “participation in the control” of our business for the purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under Delaware law, to the same extent as our general partner. This liability would extend to persons who transact business with us and who reasonably believe that the limited partner is a general partner. Neither our partnership agreement nor the Delaware Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of our general partner. While this does not mean that a limited partner could not seek legal recourse, we have found no precedent for this type of a claim in Delaware case law.

Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of our partnership, exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, an assignee who becomes a substituted limited partner of a limited partnership is liable for the obligations of his assignor to make contributions to our partnership, except the assignee is not obligated for liabilities unknown to him at the time he became a limited partner and which could not be ascertained from our partnership agreement.

Meetings; Voting. Except as described below regarding a person or group owning 20% or more of any class of units then outstanding, unitholders or assignees who are record holders of units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited. Common units that are owned by an assignee who is a record holder, but who has not yet been admitted as a limited partner, will be voted by our general partner at the written direction of the record holder. Absent direction of this kind, the common units will not be voted, except that, in the case of common units held by our general partner on behalf of non- citizen assignees, our general partner will distribute the votes on those common units in the same ratios as the votes of limited partners on other units are cast.

Our general partner does not anticipate that any meeting of unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the number of units as would be necessary to authorize or take that action at a meeting. Meetings of the unitholders may be called by our general partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed and which are entitled to vote thereat. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called represented in person or by proxy shall constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum shall be the greater percentage.

Each record holder of a unit has a vote according to his percentage interest in our partnership, although additional limited partner interests having special voting rights could be issued. However, if at any time any person or group, other than our general partner and its affiliates, or a direct or subsequently approved transferee of our general partner or its affiliates or a person or group who acquires the units with the prior approval of the board of directors, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, the person or group will lose voting rights on any matter relating to the succession, election, removal, withdrawal, replacement or substitution of our general partner and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes if the matter to be voted on relates to the succession, election, removal, withdrawal, replacement or substitution of our general partner. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of common units under our partnership agreement will be delivered to the record holder by us or by the transfer agent.

Books and Reports. Our general partner is required to keep appropriate books of our business at our principal office. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax and fiscal reporting purposes, our fiscal year is the calendar year.

We will furnish or make available to record holders of common units, within 75 days after the close of each fiscal year (or such shorter period as the Commission may prescribe), an annual report containing audited financial statements and a report on those financial statements by our registered independent public accountants. Except for our fourth quarter, we will also furnish or make available unaudited financial information within 40 days after the close of each quarter (or such shorter period as the Commission may prescribe).

We will furnish each record holder of a unit with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to unitholders will depend on the cooperation of unitholders in supplying us with specific information. Every unitholder will receive information to assist him in determining his federal and state tax liability and filing his federal and state income tax returns, regardless of whether he supplies us with information.

Our partnership agreement provides that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable demand and at his own expense, have furnished to him:

•	a current list of the name and last known address of each partner;

•	a copy of our tax returns;

•	information as to the amount of cash, and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each partner and the date on which each became a partner;

•	copies of our partnership agreement, the certificate of limited partnership of the partnership, related amendments and powers of attorney under which they have been executed;

•	information regarding the status of our business and financial condition; and

•	any other information regarding our affairs as is just and reasonable.

Our general partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our general partner believes in good faith is not in our best interests or which we are required by law or by agreements with third parties to keep confidential.

Class B Units and Waiver Units. Unless the context otherwise requires, references to common units in this prospectus refer to “Common Units — Class A” under our partnership agreement, which are traditional common units. Our partnership agreement also provides for common units designated “Common Units — Class B,” or Class B Units, and units designated “Waiver Units.” The Class B Units are identical to the Class A Units and, accordingly, have voting and distribution rights equivalent to those of the Class A Units, except, in addition, Class B Units have the right to elect all of our board of directors (subject to the right of members of the Davison family, including James E. Davison, James E. Davison, Jr., Steven K. Davison and Todd A. Davison, and their affiliates to elect up to three directors under certain terms pursuant to a unitholders rights agreement). If members of the Davison family and their affiliates own (i) 15% or more of our common units, they have the right to appoint three directors, (ii) less than 15% but more than 10%, they have the right to appoint two directors, and (iii) less than 10%, they have the right to appoint one director. The Class B Units are convertible into Class A Units at the option of the holders or in the event that the holders of at least a majority of the common units (excluding such units held by affiliates of our general partner) replace the existing general partner with a successor general partner or otherwise remove Class B Units’ right to elect our board of directors. The transfer agent for the Class B Units is our general partner.

The Waiver Units are non-voting securities entitled to a preferential quarterly distribution of $0.001786 per Waiver Unit and are comprised of four classes (designated Class 1, Class 2, Class 3 and Class 4) of 1,750,000 authorized units each. The Waiver Units have the right to convert into Class A Units at the rate of one Class A Unit for each Waiver Unit in four equal installments (based on class) in the calendar quarter during which each of the Class A Units receives a quarterly distribution per unit of at least $0.43, $0.46, $0.49 and $0.52, as applicable, if our distribution coverage ratio (after giving effect to the then convertible Waiver Units) would be at least 1.1 times. The Waiver Units — Class 1, Waiver Units — Class 2 and Waiver Units — Class 3 became convertible on February 16, 2012, August 14, 2012 and May 15, 2013, respectively. As of the date of this prospectus, the only remaining outstanding class of Waiver Units is the Waiver Units – Class 4. In addition, the Waiver Units have the right to convert into Class A Units at the rate of one Class A Unit for each Waiver Unit upon a sale of us (including a sale of all or substantially all of our assets or a merger or other form of statutory reorganization), subject to approval of such transaction by our conflicts committee, or under certain circumstances, automatically upon the death, disability or termination without “cause” of the holder of such Waiver Units. The transfer agent for the Waiver Units is our general partner

Summary of Partnership Agreement. For a summary of the important provisions of our partnership agreement, many of which apply to holders of common units, see “Description of Our Partnership Agreement” in this prospectus.

Our Preferred Securities

Our partnership agreement authorizes us to issue an unlimited number of additional limited partner interests and other equity securities for the consideration and with the designations, rights, preferences and privileges established by our general partner without the approval of any of our limited partners. In accordance with Delaware law and the provisions of our partnership agreement, we may issue additional partnership interests that have certain preferential rights to which our common units are not entitled, including, without limitation, preferences regarding voting and distributions. As of the date of this prospectus, we have no preferred securities outstanding.

Should we offer preferred securities under this prospectus, a prospectus supplement relating to the particular series of preferred securities offered will include the specific terms of those preferred securities, including, among other things, the following:

•	the designation, stated value, and liquidation preference of the preferred securities and the number of preferred securities offered;

•	the initial public offering price at which the preferred securities will be issued;

•	the conversion or exchange provisions of the preferred securities;

•	any redemption or sinking fund provisions of the preferred securities;

•	the distribution rights of the preferred securities, if any;

•	a discussion of any additional material federal income tax considerations (other than as discussed in this prospectus), if any, regarding the preferred securities; and

•	any additional rights, preferences, privileges, limitations and restrictions of the preferred securities.

The transfer agent, registrar and distributions disbursement agent for the preferred securities will be designated in the applicable prospectus supplement.

Our Subordinated Securities

Our partnership agreement authorizes us to issue an unlimited number of additional limited partner interests and other equity securities for the consideration and with the designations, rights, preferences and privileges established by our general partner without the approval of any of our limited partners. In accordance with Delaware law and the provisions of our partnership agreement, we may issue additional partnership interests that have certain rights, including, without limitation, rights regarding voting and distributions, subordinate to the rights of our common units or preferred securities. As of the date of this prospectus, we have no subordinated securities outstanding.

Should we offer subordinated securities under this prospectus, a prospectus supplement relating to the particular series of subordinated securities offered will include the specific terms of those subordinated securities, including, among other things, the following:

•	the designation, stated value and liquidation rights of the subordinated securities and the number of subordinated securities offered;

•	the initial public offering price at which the subordinated securities will be issued;

•	the conversion or exchange provisions of the subordinated securities;

•	any redemption or sinking fund provisions of the subordinated securities;

•	the distribution rights of the subordinated securities, if any;

•	a discussion of any additional material federal income tax considerations (other than as discussed in this prospectus), if any, regarding the subordinated securities; and

•	any additional rights, limitations and restrictions of the subordinated securities.

The transfer agent, registrar and distributions disbursement agent for the subordinated securities will be designated in the applicable prospectus supplement.

Our Options

We may issue options for the purchase of common units, preferred securities, subordinated securities or any combination of the foregoing. Our partnership agreement authorizes us to issue an unlimited number of options to purchase common units, preferred securities or subordinated securities for the consideration and with the rights, preferences and privileges established by our general partner without the approval of any of our limited partners. Options may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of options will be issued under a separate option agreement to be entered into between us and a bank or trust company, as option agent. The option agent will act solely as our agent in connection with the options and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of options. A copy of the option agreement will be filed with the Commission in connection with the offering of options.

The prospectus supplement relating to a particular issue of options to purchase common units, preferred securities, subordinated securities or any combination of the foregoing will describe the terms of such options, including, among other things, the following:

•	the title of the options;

•	the offering price for the options, if any;

•	the aggregate number of the options;

•	the designation and terms of the common units, preferred securities or subordinated securities that may be purchased upon exercise of the options;

•	if applicable, the designation and terms of the securities that the options are issued with and the number of options issued with each security;

•	if applicable, the date from and after which the options and any securities issued with the options will be separately transferable;

•	the number of common units, preferred securities or subordinated securities that may be purchased upon exercise of the options and the price at which such securities may be purchased upon exercise;

•	the dates on which the right to exercise the options commence and expire;

•	if applicable, the minimum or maximum amount of the options that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material federal income tax considerations;

•	anti-dilution provisions of the options, if any;

•	redemption or call provisions, if any, applicable to the options;

•	any additional terms of the options, including terms, procedures and limitations relating to the exchange and exercise of the options; and

•	any other information we think is important about the options.

Each option will entitle the holder of the option to purchase at the exercise price set forth in the applicable prospectus supplement the number of common units, preferred securities or subordinated securities being offered. Holders may exercise options at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised options are void. Holders may exercise options as set forth in the prospectus supplement relating to the options being offered.

Until you exercise your options to purchase our common units, preferred securities or subordinated securities, you will not have any rights as a holder of common units, preferred securities or subordinated securities, as the case may be, by virtue of your ownership of options.

Our Warrants

We may issue warrants for the purchase of common units, preferred securities, subordinated securities or any combination of the foregoing. Our partnership agreement authorizes us to issue an unlimited number of warrants to purchase common units, preferred securities or subordinated securities for the consideration and with the rights, preferences, and privileges established by our general partner without the approval of any of our limited partners. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the Commission in connection with the offering of warrants.

The prospectus supplement relating to a particular issue of warrants to purchase common units, preferred securities, subordinated securities or any combination of the foregoing will describe the terms of such warrants, including, among other things, the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common units, preferred securities or subordinated securities that maybe purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of common units, preferred securities or subordinated securities that may be purchased upon exercise of a warrant and the price at which such securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Each warrant will entitle the holder of the warrant to purchase the number of common units, preferred securities or subordinated securities being offered at the exercise price set forth in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until you exercise your warrants to purchase our common units, preferred securities or subordinated securities, you will not have any rights as a holder of common units, preferred securities or subordinated securities, as the case may be, by virtue of your ownership of warrants.

Our Rights

We may issue rights to purchase common units, preferred securities, subordinated securities or any combination of the foregoing. Our partnership agreement authorizes us to issue an unlimited number of rights to purchase common units, preferred securities or subordinated securities for the consideration and with the rights, preferences and privileges established by our general partner without the approval of any of our limited partners. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the holder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement, which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the Commission, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including, among other things, the following:

•	the date of determining the unitholders entitled to the rights distribution;

•	the number of rights issued or to be issued to each unitholder;

•	the exercise price payable for each common unit, preferred security or subordinated security upon the exercise of the rights;

•	the number and terms of the common units, preferred securities or subordinated securities, which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights;

•	any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights; and

•	any other information we think is important about the rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agreement and rights certificate, which will be filed with the Commission.

CASH DISTRIBUTION POLICY

Distribution of Available Cash

General. Within approximately 45 days after the end of each quarter, Genesis Energy, L.P. will distribute all available cash to unitholders of record on the applicable record date. Subject to the rights of holders of Waiver Units, including the right to receive distributions in an amount equal to $0.001786 per Waiver Unit (or a pro rata portion thereof based on the number of days in such quarter during which such Waiver Unit was outstanding), we distribute available cash each quarter pro rata to holders of our common units. However, there is no guarantee that we will pay a distribution on our units in any quarter, and we will be prohibited from making any distributions to unitholders if it would cause an event of default, or if an event of default then exists, under our credit facility.

Definition of Available Cash. Available cash generally means, for each fiscal quarter, all cash on hand at the end of the quarter:

•	less the amount of cash reserves that our general partner determines in its reasonable discretion is necessary or appropriate to:

•	provide for the proper conduct of our business;

•	comply with applicable law, any of our debt instruments, or other agreements; or

•	provide funds for distributions to our unitholders for any one or more of the next four quarters;

•	plus all cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings. Working capital borrowings are generally borrowings that are made under our credit facility and in all cases are used solely for working capital purposes or to pay distributions to partners.

Adjustment of Quarterly Distribution Amounts

If we combine our units into fewer units or subdivide our units into a greater number of units, we will proportionately adjust the amount of our quarterly distribution.

For example, if a two-for-one split of the common units should occur, the quarterly distribution and the unrecovered initial unit price would each be reduced to 50% of its initial level. We will not make any adjustment by reason of the issuance of additional units for cash or property.

Distributions of Cash Upon Liquidation

If we dissolve in accordance with our partnership agreement, we will sell or otherwise dispose of our assets in a process called a liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to the unitholders, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.

DESCRIPTION OF OUR PARTNERSHIP AGREEMENT

The following is a summary of the material provisions of our partnership agreement. Our partnership agreement has been filed with the Commission, and is incorporated by reference in this prospectus. The following provisions of our partnership agreement are summarized elsewhere in this prospectus:

•	allocations of taxable income and other tax matters are described under “Material Income Tax Consequences”; and

•	rights of holders of common units are described under “Description of Our Equity Securities — Our Common Units.”

Partnership Purpose

Our purpose under our partnership agreement is to engage directly or indirectly in any business activity that is approved by our general partner and that may be lawfully conducted by a limited partnership under the Delaware Act. All of our operations are conducted through our subsidiaries and joint ventures.

Power of Attorney

Each limited partner, and each person who acquires a unit from a unitholder and executes and delivers a transfer application, grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our general partner the authority to amend, and to make consents and waivers under, our partnership agreement.

Reimbursements of Our General Partner

Our general partner does not receive any compensation for its services as our general partner. It is, however, entitled to be reimbursed for all of its costs incurred in managing and operating our business. Our partnership agreement provides that our general partner will determine the expenses that are allocable to us in any reasonable manner determined by our general partner in its sole discretion.

Issuance of Additional Securities

Our partnership agreement authorizes us to issue an unlimited number of additional partner securities and rights to buy partnership securities that are equal in rank with or junior to our common units on terms and conditions established by our general partner in its sole discretion without the approval of the unitholders.

It is possible that we will fund acquisitions through the issuance of additional common units or other equity securities. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions of available cash. In addition, the issuance of additional equity securities may dilute the value of the interests of the then-existing holders of common units in our net assets.

In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional equity securities that, in the sole discretion of our general partner, may have special voting rights to which common units are not entitled.

Amendments to Our Partnership Agreement

Amendments to our partnership agreement may be proposed only by or with the consent of our general partner. Any amendment that materially and adversely affects the rights or preferences of any type or class of limited partner interests in relation to other types or classes of limited partner interests or our general partner interest will require the approval of at least a majority of the type or class of limited partner interests or general partner interests so affected.

However, in some circumstances, more particularly described in our partnership agreement, our general partner may make amendments to our partnership agreement without the approval of our limited partners or assignees.

Withdrawal or Removal of Our General Partner

Our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days’ written notice, and that withdrawal will not constitute a violation of our partnership agreement.

Upon the voluntary withdrawal of our general partner, the holders of a majority of our outstanding common units may elect a successor to the withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within 180 days after that withdrawal, the holders of a majority of our outstanding common units agree in writing to continue our business and to appoint a successor general partner.

Our general partner may be removed with or without cause. “Cause” means that a court of competent jurisdiction has entered a final, non- appealable judgment finding our general partner liable for actual fraud, gross negligence or willful or wanton misconduct in its capacity as our general partner. If cause exists, our general partner may not be removed unless that removal is approved by the vote of the holders of not less than two-thirds of our outstanding units, including units held by our general partner and its affiliates. The removal of our general partner for cause is also subject to the approval of a successor general partner by a vote of the holders of not less than two-thirds of our outstanding units, including units held by our general partner and its affiliates. If no cause exists, our general partner may not be removed unless that removal is approved by the vote of the holders of not less than a majority of our outstanding units, excluding units held by our general partner and its affiliates. Any removal of our general partner by the unitholders without cause is also subject to the approval of a successor general partner by the vote of the holders of a majority of our outstanding common units and the receipt of an opinion of counsel regarding limited liability and tax matters. Additionally, upon removal of our general partner without cause, our general partner will have the option to convert its interest in us (other than its common units) into common units or to require our replacement general partner to purchase such interest for cash at its then fair market value.

While our partnership agreement limits the ability of our general partner to withdraw, it allows our general partner interest to be transferred to an affiliate or to a third party in conjunction with a merger or sale of all or substantially all of the assets of our general partner. In addition, our partnership agreement does not prohibit the sale, in whole or in part, of the ownership of our general partner. Our general partner may also transfer, in whole or in part, the common units and any other partnership securities it owns.

Liquidation and Distribution of Proceeds

Upon our dissolution, unless we are reconstituted and continued as a new limited partnership, the person authorized to wind up our affairs (the liquidator) will, acting with all the powers of our general partner that the liquidator deems necessary or desirable in its judgment, liquidate our assets. The proceeds of the liquidation will be applied as follows:

•	first, towards the payment of all of our creditors; and

•	then, to our unitholders in accordance with the positive balance in their respective capital accounts.

The liquidator may defer liquidation of our assets for a reasonable period or distribute assets to our partners in kind if it determines that a sale would be impractical or would cause undue loss to our partners.

Change of Management Provisions

Our partnership agreement contains the following specific provisions that are intended to discourage a person or group from attempting to remove our general partner or otherwise change management:

•	any units held by a person that owns 20% or more of any class of units then outstanding, other than our general partner and its affiliates, cannot be voted on any matters pertaining to the succession, election, removal, withdrawal, replacement or substitution of our general partner; and

•	the partnership agreement contains provisions limiting the ability of unitholders to call meetings or to acquire information about our operations, as well as other provisions limiting the unitholders’ ability to influence the manner or direction of management.

Limited Call Right

If at any time our general partner, Genesis and their respective subsidiaries own more than 80% of the issued and outstanding limited partner interests of any class, our general partner will have the right to acquire all, but not less than all, of the outstanding limited partner interests of that class that are held by persons other than our general partner, Genesis and their respective subsidiaries. The record date for determining ownership of the limited partner interests would be selected by our general partner on at least ten but not more than 60 days’ notice. The purchase price in the event of a purchase under these provisions would be the greater of (1) the current market price (as defined in our partnership agreement) of the limited partner interests of the class as of the date three days prior to the date that notice is mailed to the limited partners as provided in the partnership agreement and (2) the highest cash price paid by our general partner, Genesis or any of their respective subsidiaries for any partnership securities of the class purchased within the 90 days preceding the date our general partner first mails notice of its election to purchase those partnership securities.

Indemnification

Under our partnership agreement, in most circumstances, we will indemnify persons who are or were our general partner, or its members or other affiliates and their officers and directors to the fullest extent permitted by law, from and against all losses, claims or damages any of them may suffer because they are or were our general partner, officer or director, as long as the person seeking indemnity acted in good faith and in a manner believed to be in or not opposed to our best interest. Any indemnification under these provisions will only be out of our assets. Our general partner and its affiliates shall not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate any indemnification. We are authorized to purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement. In addition, we typically enter into indemnification agreements with each director of our general partner covering any costs, claims or expenses such director incurs in connection with serving in her/his capacity as a director or any other capacity at the request of our general partner or us.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

General

Genesis Energy, L.P. may issue debt securities in one or more series, as to any of which Genesis Energy Finance Corporation (“Finance Corp.”) may be a co-issuer on one or more series of such debt securities. Finance Corp. was incorporated under the laws of the State of Delaware in November 2006, is wholly owned by Genesis Energy, L.P., and has no material assets or any liabilities other than as a co-issuer of debt securities. When used in this section, references to “we,” “us” and “our” refer to Genesis Energy, L.P. and, if Finance Corp. is co-issuer as to any series of debt securities, Genesis Energy Finance Corporation.

We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will constitute part of our senior debt, will be issued under our senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under our subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior debt,” as defined in the indenture with respect to subordinated debt securities. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter. Neither indenture limits our ability to incur additional senior debt or other indebtedness.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

The debt securities may have the benefit of guarantees (each, a “guarantee”) by one or more existing or future subsidiaries of Genesis Energy, L.P. (each, a “guarantor”) specified in the prospectus supplement for that series. If a guarantor issues guarantees, the guarantees will be the unsecured and, if guaranteeing senior debt securities, unsubordinated or, if guaranteeing subordinated debt securities, subordinated obligations of the respective guarantors. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “guaranteed debt securities” means debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the applicable indenture.

The debt indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement. We have filed forms of the indentures with the Commission as exhibits to our registration statement, of which this prospectus is a part. See “Where You Can Find More Information” below for information on how to obtain copies of them.

This section and your prospectus supplement summarize material terms of the indentures and your debt security. They do not, however, describe every aspect of the indentures and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indentures, but we describe the meaning for only the more important of those terms. Your prospectus supplement will have a more detailed description of the specific terms of your debt security and any applicable guarantees.

Indentures

The senior debt securities and subordinated debt securities are each governed by a document each called an indenture. Each indenture is a contract between us and U.S. Bank National Association. The indentures are substantially identical, except for certain provisions including those relating to subordination, which are included only in the indenture related to subordinated debt securities.

The trustee under each indenture has two main roles:

•	First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “—Default, Remedies and Waiver of Default.”

•	Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

Series of Debt Securities

We may issue as many distinct debt securities or series of debt securities under either indenture as we wish. This section summarizes terms of the securities that apply generally to all debt securities and series of debt securities. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of your series, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement for that series. Those terms may vary from the terms described herein.

As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

When we refer to “debt securities” or a “series of debt securities,” we mean, respectively, debt securities or a series of debt securities issued under the applicable indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Amounts of Issuances

Neither indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities and other securities at any time without your consent and without notifying you.

The indentures and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, unless otherwise specified below or in your prospectus supplement, we are not subject to financial or similar restrictions by the terms of the debt securities.

Principal Amount, Stated Maturity and Maturity

Unless otherwise stated, the principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the fixed date stated in such debt security on which the principal amount of such debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Specific Terms of Debt Securities

Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

•	whether Finance Corp. will be a co-issuer of your debt security;

•	the title of the series of your debt security and whether it is a senior debt security or a subordinated debt security;

•	any limit on the total principal amount of the debt securities of the same series;

•	the stated maturity;

•	the currency or currencies for principal and interest, if not United States, or U.S., dollars;

•	the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

•	whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security;

•	if your debt security is a fixed rate debt security, the yearly rate at which your debt security will bear interest, if any, and the interest payment dates;

•	if your debt security is a floating rate debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;

•	if your debt security is an indexed debt security, the principal amount, if any, we will pay you at maturity, interest payment dates, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which your debt security will be exchangeable for or payable in cash, securities or other property;

•	if your debt security may be converted into or exercised or exchanged for common units, preferred securities or other securities of Genesis Energy, L.P. or debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common or preferred securities or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	if your debt security is also an original issue discount debt security, the yield to maturity;

•	if applicable, the circumstances under which your debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the authorized denominations, if other than $2,000 and integral multiples of $1,000;

•	the depositary for your debt security, if other than The Depository Trust Company (“DTC”), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;

•	if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

•	whether your debt security will be guaranteed by any guarantors and, if so, the identity of the guarantors and, to the extent the terms thereof differ from those described in this prospectus, a description of the terms of the guarantees;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for your debt security, as applicable; and

•	any other terms of your debt security and any guarantees of your debt security, which could be different from those described in this prospectus.

Governing Law

The indentures and the debt securities (and any guarantees thereof) will be governed by New York law.

Form of Debt Securities

We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global — i.e., book-entry — form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to “holders” in this section mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.

Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which DTC acts as depositary.

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair your ability to transfer beneficial interests in a global debt security.

We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC immediately will credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security or has ceased to be a registered clearing agency and we do not appoint another institution to act as depositary within 90 days; or

•	we notify the trustee that we wish to terminate that global security.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $2,000 and multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indentures. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indentures.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action. Additionally, those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in securities through electronic book-entry changes in accounts of the participants. By doing so, DTC eliminates the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., NYSE Amex Equities. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Commission.

Investors may hold interests in the debt securities outside the U.S. through the Euroclear System (“Euroclear”) or Clearstream Banking (“Clearstream”) if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include any agents. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance, and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including agents, securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations and may include any agents. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

We have provided the descriptions herein of the operations and procedures of DTC, Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream and are subject to change by them from time to time. We believe that the sources from which the information in this section and elsewhere in this prospectus concerning DTC, Euroclear, the Euroclear Operator, the Cooperative, Euroclear’s system, Clearstream and Clearstream’s system has been obtained are reliable, but neither we, any underwriters nor the trustee takes any responsibility for the accuracy of the information.

Initial settlement for the securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds. Secondary market trading between Euroclear Participants and/or Clearstream Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear Participants or Clearstream Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that following business day. Cash received in Euroclear or Clearstream as a result of sales of debt securities by or through a Euroclear Participant or a Clearstream Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Redemption or Repayment

If there are any provisions regarding redemption or repayment applicable to your debt security, we will describe them in your prospectus supplement.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

Each of Genesis Energy, L.P. and Finance Corp. (each, an “issuer”) is generally permitted under the indenture for the relevant series to merge or consolidate with another corporation or other entity. Each issuer is also permitted under the indenture for the relevant series to sell all or substantially all of its assets to another corporation or other entity. With regard to any series of debt securities, however, no issuer may take any of these actions unless all the following conditions, among other things, are met:

•	If the successor entity in the transaction is not such issuer, (a) the successor entity must be organized as a corporation, limited liability company, partnership or trust, and must expressly assume such issuer’s obligations under the debt securities of that series and the indenture with respect to that series and (b) if Finance Corp. initially was a co-issuer as to that series, immediately after such transaction, an issuer as to that series must be a corporation. The successor entity may be organized under the laws of the U.S., any state thereof or the District of Columbia.

•	Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “— Default, Remedies and Waiver of Default.”

•	Such issuer has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this covenant and that all conditions precedent in the indenture provided for relating to such transaction have been complied with.

If the conditions described above are satisfied with respect to the debt securities of any series, an issuer will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell its assets. Also, these conditions will apply only if an issuer wishes to merge or consolidate with another entity or sell all or substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of us but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

The successor entity will be substituted for an issuer of the debt securities of any series and under the indenture with the same effect as if it had been an original party to the indenture, and, except in the case of a lease, such issuer will be relieved from any further obligations and covenants under the indenture.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

The subordinated debt indenture defines “senior debt” as:

•	our indebtedness under or in respect of our credit agreement, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding), reimbursement obligations, fees, commissions, expenses, indemnities or other amounts; and

•	any other indebtedness permitted under the terms of that indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the subordinated debt securities.

Notwithstanding the foregoing, “senior debt” will not include: (i) equity interests; (ii) any liability for taxes; (iii) any indebtedness to any of our subsidiaries or affiliates; (iv) any trade payables; or (v) any indebtedness incurred in violation of the subordinated debt indenture.

We may modify the subordination provisions, including the definition of senior debt, with respect to one or more series of subordinated debt securities. Such modifications will be set forth in the applicable prospectus supplement.

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, dissolution, winding up, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

•	(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or (b) in the event that any event of default with respect to any senior debt has occurred and is continuing, permitting the holders of that senior debt (or a trustee) to accelerate the maturity of that senior debt, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

•	in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

The subordinated debt indenture allows the holders of senior debt to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

Defeasance, Covenant Defeasance and Satisfaction and Discharge

When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee funds or government securities, or if so provided in your prospectus supplement, obligations other than government securities, sufficient to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of such series and all obligations of any guarantors of such debt securities will also be discharged with respect to the guarantees of such debt securities (“legal defeasance”); or

•	we will be discharged from specified covenants we make in the applicable indenture for the benefit of such series and the related events of default will no longer apply to us (“covenant defeasance”).

If we defease any series of debt securities, the holders of such securities will not be entitled to the benefits of the indenture, except for our obligations to deliver temporary and definitive securities, register the transfer or exchange of such securities, replace stolen, lost or mutilated securities or maintain paying agencies, hold moneys for payment in trust and make payments from such trust of principal, premium and interest on the applicable series of debt securities when due. In case of covenant defeasance, our obligation to pay principal, premium and interest on the applicable series of debt securities will also survive.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of debt securities to recognize gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service, or IRS, or a change in law to that effect.

Upon the effectiveness of defeasance with respect to any series of guaranteed debt securities, each guarantor of the debt securities of such series shall be automatically and unconditionally released and discharged from all of its obligations under its guarantee of the debt securities of such series and all of its other obligations under the applicable indenture in respect of the debt securities of that series, without any action by us, any guarantor or the trustee and without the consent of the holders of any debt securities.

In addition, we may satisfy and discharge all our obligations under the indenture with respect to debt securities of any series, other than our surviving obligations to convert, register the transfer of and exchange debt securities of that series, provided that either:

•	we deliver all outstanding debt securities of that series to the trustee for cancellation; or

•	all such debt securities not so delivered for cancellation have become due and payable, will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the date of deposit (in the case of debt securities which have become due and payable), stated maturity or applicable redemption date.

No Personal Liability

No past, present or future director, officer, employee, incorporator, member, manager, partner (whether general or limited), unitholder or stockholder of us, the general partner of Genesis Energy, L.P. or any guarantor, as such, will have any liability for any obligations of us or any guarantor, respectively, under the debt securities or the indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities and any guarantees. The waiver may not be effective to waive liabilities under the federal securities laws.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your series of debt securities occurs and is continuing, as described in this subsection.

Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

•	we do not pay the principal or any premium on any debt security of that series on the due date;

•	we do not pay interest on any debt security of that series within 30 days after the due date;

•	we do not deposit a sinking fund payment with regard to any debt security of that series within 60 days after the due date, but only if the payment is required under provisions described in the applicable prospectus supplement;

•	we remain in breach of our covenants regarding mergers or sales of substantially all of our assets or any other covenant we make in the indenture for the benefit of the relevant series, for 90 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;

•	we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to us occur;

•	if the debt securities of that series are guaranteed debt securities, the guarantee of the debt securities of that series by any guarantor shall for any reason cease to be, or shall for any reason be asserted in writing by such guarantor or us, not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated or permitted by the indenture or the debt securities of that series; or

•	if the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

We may change, eliminate or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.

Remedies if an Event of Default Occurs. If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “— Subordination Provisions.”

Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. Except as otherwise specified in the applicable prospectus supplement, if the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to us, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above is called an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series, upon satisfaction of certain conditions.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the relevant indenture with respect to the debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:

•	the holder of your debt security must give the trustee written notice that an event of default has occurred with respect to the debt securities of your series, and the event of default must not have been cured or waived;

•	the holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•	during those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of your series.

You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its stated maturity (or, if your debt security is redeemable, on or after its redemption date).

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Waiver of Default. The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security, however, without your approval.

Annual Information about Defaults to the Trustee. We will furnish each trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default under the applicable indenture.

Modifications and Waivers

There are four types of changes we can make to either indenture and the debt securities or series of debt securities or any guarantees thereof issued under that indenture.

Changes Requiring Each Holder’s Approval. First, there are changes that cannot be made without the approval of each holder of a debt security affected by the change under the applicable debt indenture, including, among others:

•	changing the stated maturity for any principal or interest payment on a debt security;

•	reducing the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for a debt security;

•	permitting redemption of a debt security if not previously permitted;

•	impairing any right that a holder may have to require purchase of its debt security;

•	impairing any right that a holder of a convertible debt security may have to convert the debt security;

•	changing the currency of any payment on a debt security;

•	changing the place of payment on a debt security;

•	impairing a holder’s right to sue for payment of any amount due on its debt security;

•	releasing any guarantor of a debt security from any of its obligations under its guarantee thereof, except in accordance with the terms of the indenture;

•	reducing the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the debt securities of a series, the approval of whose holders is needed to change the indenture or those debt securities or waive our compliance with the applicable indenture or to waive defaults; and

•	changing the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Changes Not Requiring Approval. The second type of change does not require any approval by holders of the debt securities affected. These changes are limited to clarifications and changes that would not adversely affect any debt securities of any series in any material respect. Nor do we need any approval to make changes that affect only debt securities to be issued under the applicable indenture after the changes take effect. We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities. We may also make changes to reflect the addition of, succession to or release of any guarantor of guaranteed debt securities otherwise permitted under the indenture. We may also make changes to conform the text of the applicable indenture or any debt securities or guarantees to any provision of the “Description of Debt Securities and Guarantees” in this prospectus or the comparable section in your prospectus supplement, to the extent such provision was intended to be a verbatim recitation of a provision of such indenture or debt securities or guarantees.

Modification of Subordination Provisions. We may not amend the indenture related to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such senior debt). In addition, we may not modify the subordination provisions of the indenture related to subordinated debt securities in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).

Changes Requiring Majority Approval. Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:

•	If the change affects only particular debt securities within a series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of such particular debt securities; or

•	If the change affects debt securities of more than one series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of all debt securities of all such series affected by the change, with all such affected debt securities voting together as one class for this purpose and such affected debt securities of any series potentially comprising fewer than all debt securities of such series, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. This means that modification of terms with respect to certain securities of a series could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

The same majority approval would be required for us to obtain a waiver of any of our covenants in either indenture. Our covenants include the promises we make about merging or selling substantially all of our assets, which we describe above under “— Mergers and Similar Transactions.” If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in “— Changes Requiring Each Holder’s Approval,” unless that holder approves the waiver.

We may issue particular debt securities or a particular series of debt securities, as applicable, that are entitled, by their terms, to separately approve matters (for example, modification or waiver of provisions in the applicable indenture) that would also, or otherwise, require approval of holders of a majority in principal amount of all affected debt securities of all affected series issued under such indenture voting together as a single class. Any such affected debt securities or series of debt securities would be entitled to approve such matters (a) pursuant to such special rights by consent of holders of a majority in principal amount of such affected debt securities or series of debt securities voting separately as a class and (b) in addition, as described above, except as may otherwise be provided pursuant to the applicable indenture for such debt securities or series of debt securities, by consent of holders of a majority in principal amount of such affected debt securities or series of debt securities and all other affected debt securities of all series issued under such indenture voting together as one class for this purpose. We may issue series or debt securities of a series having these or other special voting rights without obtaining the consent of or giving notice to holders of outstanding debt securities or series.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

Special Rules for Action by Holders

Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the applicable indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding. Any required approval or waiver must be given by written consent.

In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer

If any debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your debt securities for securities of a different series or having different terms, unless your prospectus supplement says you may.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only DTC or other depositary will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payments

We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.

We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.

We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds — i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Guarantees

The debt securities of any series may be guaranteed by one or more of our subsidiaries. However, the applicable indenture governing the debt securities will not require that any of our subsidiaries be a guarantor of any series of debt securities and will permit the guarantors for any series of guaranteed debt securities to be different from any of the subsidiaries listed above under “— General.” As a result, a series of debt securities may not have any guarantors and the guarantors of any series of guaranteed debt securities may differ from the guarantors of any other series of guaranteed debt securities. If we issue a series of guaranteed debt securities, the identity of the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

If we issue a series of guaranteed debt securities, a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on each debt security of such series, all in accordance with the terms of such debt securities and the applicable indenture.

Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will contain provisions to the effect that the obligations of each guarantor under its guarantees and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor’s obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.

Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will (i) provide that, upon the sale or disposition (by merger or otherwise) of any guarantor, (x) if the transferee is not an affiliate of us, such guarantor will automatically be released from all obligations under its guarantee of such debt securities or (y) otherwise, the transferee (if other than us or another guarantor) will assume the guarantor’s obligations under its guarantee of such debt securities and (ii) permit us to cause the guarantee of any guarantor of such debt securities to be released at any time if we satisfy such conditions, if any, as are specified in the prospectus supplement for such debt securities.

The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable guarantees.

If the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee by any or all of our subsidiaries, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the unsubordinated and unsecured obligation of the applicable guarantor and will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such guarantor.

Any guarantee of any debt securities will be effectively subordinated to all existing and future secured indebtedness of the applicable guarantor, including any secured guarantees of other Company debt, to the extent of the value of the collateral securing that indebtedness. Consequently, in the event of a bankruptcy, or similar proceeding with respect to any guarantor that has provided a guarantee of any debt securities, the holders of that guarantor’s secured indebtedness will be entitled to proceed directly against the collateral that secures that secured indebtedness and such collateral will not be available for satisfaction of any amount owed by such guarantor under its unsecured indebtedness, including its guarantees of any debt securities, until that secured debt is satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indenture will not limit the ability of any guarantor to incur secured indebtedness.

If the applicable prospectus supplement relating to a series of our subordinated debt securities provides that those subordinated debt securities will have the benefit of a guarantee by any or all of our subsidiaries, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the subordinated and unsecured obligation of the applicable guarantor and, in addition to being effectively subordinated to secured debt of such guarantor, will be subordinated in right of payment to all of such guarantor’s existing and future senior indebtedness, including any guarantee of the senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior debt. See “— Subordination Provisions” above.

Paying Agents

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the prospectus supplement for your debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.

Notices

Notices to be given to holders of a global debt security will be sufficiently given if given to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Our Relationship With the Trustee

The prospectus supplement for your debt security will describe any material relationships we may have with the trustee with respect to that debt security.

The same financial institution may initially serve as the trustee for our senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture

Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Warrants to Purchase Debt Securities

We may issue warrants for the purchase of the debt securities. Such warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants for the purchase of debt securities will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the Commission in connection with the offering of warrants.

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of such warrants, including, among other things, the following:

•	the title of the warrants to purchase debt securities;

•	the offering price for the warrants to purchase debt securities, if any;

•	the aggregate number of the warrants to purchase debt securities;

•	the designation, aggregate principal amount, currencies, denominations and other terms of the series of debt securities purchasable upon exercise of the warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•	if applicable, the designation and terms of the securities that the warrants to purchase debt securities are issued with and the number of warrants to purchase debt securities issued with each such security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the dates on which the right to exercise the warrants to purchase debt securities commence and expire;

•	if applicable, the minimum or maximum amount of the warrants to purchase debt securities that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material federal income tax considerations;

•	redemption or call provisions, if any, applicable to the warrants to purchase debt securities;

•	any additional terms of the warrants to purchase debt securities, including terms, procedures, and limitations relating to the exercise of the warrants to purchase debt securities; and

•	any other information we think is important about the warrants to purchase debt securities.

Each warrant will entitle the holder of the warrant to purchase such principal amount of debt securities being offered at the exercise price set forth in the applicable prospectus supplement. Holders may exercise warrants to purchase debt securities at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants to purchase debt securities are void. Holders may exercise warrants to purchase debt securities as set forth in the prospectus supplement relating to the warrants to purchase debt securities being offered.

Until you exercise your warrants to purchase debt securities, you will not have any rights as a holder of debt securities, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, by virtue of your ownership of such warrants.

MATERIAL INCOME TAX CONSEQUENCES

This section is a discussion of the material income tax consequences that may be relevant to prospective unitholders who are individual citizens or residents of the United States and, unless otherwise noted in the following discussion, expresses the opinion of Akin Gump Strauss Hauer & Feld LLP, counsel to our general partner and us, insofar as it relates to legal conclusions with respect to matters of United States federal income tax law. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), existing and proposed Treasury Regulations promulgated under the Internal Revenue Code (the “Treasury Regulations”), and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to “Genesis,” “us,” “we,” “our,” or “ours” are references to Genesis Energy, L.P. and its subsidiaries.

The following discussion does not comment on all federal income tax matters affecting us or our unitholders. Moreover, the discussion focuses on unitholders who are individual citizens or residents of the United States and has only limited application to corporations, estates, trusts, nonresident aliens or other unitholders subject to specialized tax treatment, such as tax-exempt institutions, foreign persons, individual retirement accounts (IRAs), real estate investment trusts (REITs) or mutual funds. Accordingly, we urge each prospective unitholder to consult, and depend on, his own tax advisor in analyzing the federal, state, local and foreign tax consequences particular to him of the ownership or disposition of common units.

All statements as to matters of law and legal conclusions, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Akin Gump Strauss Hauer & Feld LLP and are based on the accuracy of the representations made by us and our general partner. No ruling has been or will be requested from the Internal Revenue Service (the “IRS”) regarding any matter affecting us or prospective unitholders. Instead, we will rely on opinions and advice of Akin Gump Strauss Hauer & Feld LLP. Unlike a ruling, an opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for our common units and the prices at which common units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to our unitholders and our general partner and thus will be borne directly or indirectly by our unitholders and our general partner. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

For the reasons described below, Akin Gump Strauss Hauer & Feld LLP has not rendered an opinion with respect to the following specific federal income tax issues:

(1)	the treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units (please see “— Tax Consequences of Unit Ownership — Treatment of Short Sales”);

(2)	whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please see “— Disposition of Common Units — Allocations Between Transferors and Transferees”); and

(3)	whether our method for depreciating Section 743 adjustments is sustainable (please see “— Tax Consequences of Unit Ownership — Section 754 Election”).

Partnership Status

A partnership is not a taxable entity and incurs no federal income tax liability. Instead, each partner of a partnership is required to take into account his share of items of income, gain, loss and deduction of the partnership in computing his federal income tax liability, regardless of whether cash distributions are made to him by the partnership. Distributions by a partnership to a partner are generally not taxable to the partnership or to the partner unless the amount of cash distributed to him is in excess of the partner’s adjusted basis in his partnership interest.

Section 7704 of the Internal Revenue Code provides that publicly-traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the “Qualifying Income Exception,” exists with respect to publicly-traded partnerships of which 90% or more of the gross income for every taxable year consists of “qualifying income.” Qualifying income includes income and gains derived from the transportation, storage, processing and marketing of crude oil, natural gas and products thereof and fertilizer. Other types of qualifying income include interest (other than from a financial business), dividends, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. We estimate that at least 90% of our current gross income is qualifying income. Based upon and subject to this estimate, the factual representations made by us and our general partner and a review of the applicable legal authorities, Akin Gump Strauss Hauer & Feld LLP is of the opinion that at least 90% of our current gross income should constitute qualifying income.

No ruling has been or will be sought from the IRS and the IRS has made no determination as to our status as a partnership for federal income tax purposes or whether our operations generate “qualifying income” under Section 7704 of the Internal Revenue Code. Instead, we will rely on the opinion of Akin Gump Strauss Hauer & Feld LLP. It is the opinion of Akin Gump Strauss Hauer & Feld LLP that, based upon the Internal Revenue Code, the Treasury Regulations, published revenue rulings and court decisions and the representations described below, we should be classified as a partnership for federal income tax purposes.

In rendering its opinion, Akin Gump Strauss Hauer & Feld LLP has relied on factual representations made by us and our general partner. The representations made by us and our general partner upon which counsel has relied include:

(a)	Neither we nor the operating company has elected or will elect to be treated as a corporation;

(b)	For each taxable year, more than 90% of our gross income has been and will be income from sources that Akin Gump Strauss Hauer & Feld LLP has opined or will opine is “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code; and

(c)	Each hedging transaction that we treat as resulting in qualifying income has been and will be appropriately identified as a hedging transaction pursuant to applicable Treasury Regulations, and has been and will be associated with oil, gas or products thereof that are held or are to be held by us in activities that Akin Gump Strauss Hauer & Feld LLP has opined or will opine result in qualifying income.

If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to our unitholders in liquidation of their interests in us. This deemed contribution and liquidation should be tax-free to unitholders and us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as an association taxable as a corporation for federal income tax purposes.

If we were treated as an association taxable as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to our unitholders, and our net income would be taxed to us at corporate rates. In addition, any distribution made to a unitholder would be treated as either taxable dividend income, to the extent of our current or accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the unitholder’s tax basis in his common units, or taxable capital gain, after the unitholder’s tax basis in his common units is reduced to zero. Accordingly, taxation as a corporation would result in a material reduction in a unitholder’s cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the units.

Current law may change so as to cause us to be treated as a corporation for federal income tax purposes or otherwise subject us to entity-level taxation. For example, from time to time, members of Congress propose and consider substantive changes to the existing U.S. federal income tax laws that affect publicly traded partnerships. Any modifications to the U.S. federal income tax laws and interpretations thereof may or may not be applied retroactively and could make it more difficult or impossible to meet the exception for us to be treated as a partnership for U.S. federal income tax purposes. We are unable to predict whether any of these changes or other proposals will ultimately be enacted. Any such changes could negatively impact an investment in our common units. In addition, because of widespread state budget deficits and other reasons, several states are evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise and other forms of taxation. For example, in 2008, we began paying Texas franchise tax at a maximum effective rate of 0.5% of our gross income apportioned to Texas in the prior year.

The remainder of the discussion below is based on Akin Gump Strauss Hauer  & Feld LLP’s opinion that we will be classified as a partnership for federal income tax purposes.

Limited Partner Status

Unitholders who have become limited partners of Genesis will be treated as partners of Genesis for federal income tax purposes. Also:

(a)	assignees who have executed and delivered transfer applications, and are awaiting admission as limited partners, and

(b)	unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units, will be treated as partners of Genesis for federal income tax purposes. As there is no direct authority addressing assignees of common units who are entitled to execute and deliver transfer applications and become entitled to direct the exercise of attendant rights, but who fail to execute and deliver transfer applications, the opinion of Akin Gump Strauss Hauer & Feld LLP does not extend to these persons. Furthermore, a purchaser or other transferee of common units who does not execute and deliver a transfer application may not receive some federal income tax information or reports furnished to record holders of common units unless the common units are held in a nominee or street name account and the nominee or broker has executed and delivered a transfer application for those common units.

A beneficial owner of common units whose units have been transferred to a short seller to complete a short sale would appear to lose his status as a partner with respect to those units for federal income tax purposes. Please see “— Tax Consequences of Unit Ownership — Treatment of Short Sales.”

Income, gain, deductions or losses would not appear to be reportable by a unitholder who is not a partner for federal income tax purposes, and any cash distributions received by a unitholder who is not a partner for federal income tax purposes would therefore appear to be fully taxable as ordinary income. These holders are urged to consult their own tax advisors with respect to their status as partners in Genesis.

The references to “unitholders” in the discussion that follows are to persons who are treated as partners in Genesis for federal income tax purposes.

Tax Consequences of Unit Ownership

Flow-Through of Taxable Income. Except for taxes paid by our corporate subsidiaries, we will not pay any federal income tax. Instead, each unitholder will be required to report on his income tax return his share of our income, gains, losses and deductions without regard to whether corresponding cash distributions are received by him. Consequently, we may allocate income to a unitholder even if he has not received a cash distribution. Each unitholder will be required to include in income his allocable share of our income, gains, losses and deductions for our taxable year ending with or within his taxable year. Our taxable year ends on December 31.

Treatment of Distributions. Distributions by us to a unitholder generally will not be taxable to the unitholder for federal income tax purposes, except to the extent the amount of any such cash distribution exceeds his tax basis in his common units immediately before the distribution. Our cash distributions in excess of a unitholder’s tax basis generally will be considered to be gain from the sale or exchange of our common units, taxable in accordance with the rules described under “— Disposition of Common Units” below. Any reduction in a unitholder’s share of our liabilities for which no partner bears the economic risk of loss, known as “nonrecourse liabilities,” will be treated as a distribution by us of cash to that unitholder. To the extent our distributions cause a unitholder’s “at risk” amount to be less than zero at the end of any taxable year, he must recapture any losses deducted in previous years. Please see “— Limitations on Deductibility of Losses.”

A decrease in a unitholder’s percentage interest in us because of our issuance of additional common units will decrease his share of our nonrecourse liabilities, and thus will result in a corresponding deemed distribution of cash. This deemed distribution may constitute a non-pro rata distribution. A non-pro rata distribution of money or property may result in ordinary income to a unitholder, regardless of his tax basis in his common units, if the distribution reduces the unitholder’s share of our “unrealized receivables,” including depreciation recapture, and/or substantially appreciated “inventory items,” both as defined in Section 751 of the Internal Revenue Code, and collectively, “Section 751 Assets.” To that extent, he will be treated as having been distributed his proportionate share of the Section 751 Assets and then having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to him. This latter deemed exchange will generally result in the unitholder’s realization of ordinary income, which will equal the excess of (1) the non-pro rata portion of that distribution over (2) the unitholder’s tax basis (generally zero) for the share of Section 751 Assets deemed relinquished in the exchange.

Basis of Common Units. A unitholder’s initial tax basis for his common units will be the amount of cash he pays for our common units and his adjusted basis in any assets he exchanges for common units plus his share of our nonrecourse liabilities. That basis will be increased by his share of our income and by any increases in his share of our nonrecourse liabilities. That basis will be decreased, but not below zero, by distributions from us, by the unitholder’s share of our losses, by any decreases in his share of our nonrecourse liabilities and by his share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized. A unitholder will have a share, generally based on his share of profits, of our nonrecourse liabilities. Please see “— Disposition of Common Units — Recognition of Gain or Loss.”

Limitations on Deductibility of Losses. The deduction by a unitholder of his share of our losses will be limited to the tax basis in his units and, in the case of an individual unitholder, estate, trust or corporate unitholder (if more than 50% of the value of the corporate unitholder’s stock is owned directly or indirectly by or for five or fewer individuals or some tax-exempt organizations), to the amount for which the unitholder is considered to be “at risk” with respect to our activities, if that is less than his tax basis. A unitholder subject to these limitations must recapture losses deducted in previous years to the extent that distributions cause his at-risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction to the extent that his at-risk amount is subsequently increased, provided such losses do not exceed such common unitholders’ tax basis in his common units. Upon the taxable disposition of a unit, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at-risk limitation but may not be offset by losses suspended by the basis limitation. Any loss previously suspended by the at-risk limitation in excess of that gain would no longer be utilizable.

In general, a unitholder will be at risk to the extent of the tax basis of his units, excluding any portion of that basis attributable to his share of our nonrecourse liabilities, reduced by (i) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or other similar arrangement and (ii) any amount of money he borrows to acquire or hold his units, if the lender of those borrowed funds owns an interest in us, is related to the unitholder or can look only to the units for repayment. A unitholder’s at-risk amount will increase or decrease as the tax basis of the unitholder’s units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his share of our nonrecourse liabilities.

In addition to the basis and at-risk limitations on the deductibility of losses, the passive loss limitations generally provide that individuals, estates, trusts and some closely-held corporations and personal service corporations can deduct losses from passive activities, which are generally trade or business activities in which the taxpayer does not materially participate, only to the extent of the taxpayer’s income from those passive activities. The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will only be available to offset our passive income generated in the future and will not be available to offset income from other passive activities or investments, including our investments or investments in other publicly traded partnerships, or salary or active business income. Passive losses that are not deductible because they exceed a unitholder’s share of income we generate may be deducted in full when he disposes of his entire investment in us in a fully taxable transaction with an unrelated party. The passive loss limitations are applied after other applicable limitations on deductions, including the at-risk rules and the basis limitation.

A unitholder’s share of our net income may be offset by any of our suspended passive losses, but it may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly traded partnerships.

Limitations on Interest Deductions. The deductibility of a non-corporate taxpayer’s “investment interest expense” is generally limited to the amount of that taxpayer’s “net investment income.” Investment interest expense includes:

•	interest on indebtedness properly allocable to property held for investment;

•	our interest expense attributed to portfolio income; and

•	the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

The computation of a unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment or qualified dividend income. The IRS has indicated that the net passive income earned by a publicly traded partnership will be treated as investment income to its unitholders. In addition, the unitholder’s share of our portfolio income will be treated as investment income.

Entity-Level Payments. If we are required or elect under applicable law to pay any federal, state, local or foreign income tax on behalf of any unitholder or our general partner or any former unitholder, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the partner on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend our partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under our partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of an individual partner in which event the partner would be required to file a claim in order to obtain a credit or refund.

Allocation of Income, Gain, Loss and Deduction. In general, if we have a net profit, our items of income, gain, loss and deduction will be allocated among our unitholders in accordance with their percentage interests in us. If we have a net loss, that loss will be allocated to our unitholders in accordance with their percentage interests in us to the extent of their positive capital accounts.

Specified items of our income, gain, loss and deduction will be allocated to account for (i) any difference between the tax basis and fair market value of our assets at the time of an offering and (ii) any difference between the tax basis and fair market value of any property contributed to us that exists at the time of such contribution, together, referred to in this discussion as the “Contributed Property.” The effect of these allocations, referred to as Section 704(c) Allocations, to a unitholder purchasing common units from us in an offering will be essentially the same as if the tax bases of our assets were equal to their fair market value at the time of such offering. In the event we issue additional common units or engage in certain other transactions in the future, we will make “reverse Section 704(c) Allocations,” similar to the Section 704(c) Allocations described above, to all holders of partnership interests immediately prior to such issuance or other transactions to account for the difference between the “book” basis for purposes of maintaining capital accounts and the fair market value of all property held by us at the time of such issuance or future transaction. In addition, items of recapture income will be allocated to the extent possible to the partner who was allocated the deduction giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by some unitholders. Finally, although we do not expect that our operations will result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of our income and gain will be allocated in an amount and manner as is needed to eliminate the negative balance as quickly as possible.

An allocation of items of our income, gain, loss or deduction, other than an allocation required by the Internal Revenue Code to eliminate the difference between a partner’s “book” capital account, credited with the fair market value of Contributed Property, and “tax” capital account, credited with the tax basis of Contributed Property, referred to in this discussion as the “Book-Tax Disparity,” will generally be given effect for federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction only if the allocation has substantial economic effect. In any other case, a partner’s share of an item will be determined on the basis of his interest in us, which will be determined by taking into account all the facts and circumstances, including:

•	his relative contributions to us;

•	the interests of all the partners in profits and losses;

•	the interest of all the partners in cash flow; and

•	the rights of all the partners to distributions of capital upon liquidation.

Akin Gump Strauss Hauer & Feld LLP is of the opinion that, with the exception of the issues described in “— Section 754 Election” and “— Disposition of Common Units — Allocations Between Transferors and Transferees,” allocations under our partnership agreement will be given effect for federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction.

Treatment of Short Sales. A unitholder whose units are loaned to a “short seller” to cover a short sale of units may be considered as having disposed of those units. If so, he would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

•	any of our income, gain, loss or deduction with respect to those units would not be reportable by the unitholder;

•	any cash distributions received by the unitholder as to those units would be fully taxable; and

•	all of these distributions would appear to be ordinary income.

Akin Gump Strauss Hauer & Feld LLP has not rendered an opinion regarding the tax treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units because there is no direct or indirect authority on the issue related to partnership interests and without such authority a legal opinion cannot be issued; therefore, unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and loaning their units. The IRS has announced that it is actively studying issues relating to the tax treatment of short sales of partnership interests. Please also read “— Disposition of Common Units — Recognition of Gain or Loss.”

Alternative Minimum Tax. Each unitholder will be required to take into account his distributive share of any items of our income, gain, loss or deduction for purposes of the alternative minimum tax. Prospective unitholders are urged to consult with their tax advisors as to the impact of an investment in units on their liability for the alternative minimum tax.

Tax Rates. Under current law, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 39.6% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than 12 months) of individuals is 20%. These rates are subject to change by new legislation at any time.

A 3.8% Medicare tax on certain investment income earned by individuals, estates and trusts applies for taxable years beginning after December 31, 2012. For these purposes, investment income generally includes a unitholder’s allocable share of our income and gain realized by a unitholder from a sale of units. In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder’s net income from all investments, and (ii) the amount by which the unitholder’s adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if the unitholder is married and filed separately) or $200,000 (if the unitholder is single or in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.

Section 754 Election. We have made the election permitted by Section 754 of the Internal Revenue Code. That election is irrevocable without the consent of the IRS. The election will generally permit us to adjust a common unit purchaser’s tax basis in our assets (“inside basis”) under Section 743(b) of the Internal Revenue Code to reflect his purchase price. This election does not apply to a person who purchases common units directly from us. The Section 743(b) adjustment belongs to the purchaser and not to other unitholders. For purposes of this discussion, a unitholder’s inside basis in our assets will be considered to have two components: (1) his share of our tax basis in our assets (“common basis”) and (2) his Section 743(b) adjustment to that basis.

Where the remedial allocation method is adopted (which we have generally adopted as to all of our properties), the Treasury Regulations under Section 743 of the Internal Revenue Code require a portion of the Section 743(b) adjustment that is attributable to recovery property under Section 168 of the Internal Revenue Code whose book basis is in excess of its tax basis to be depreciated over the remaining cost recovery period for the Section 704(c) built in gain. Under Treasury Regulation Section 1.167(c)-1(a)(6), a Section 743(b) adjustment attributable to property subject to depreciation under Section 167 of the Internal Revenue Code, rather than cost recovery deductions under Section 168, is generally required to be depreciated using either the straight-line method or the 150% declining balance method. If we elect a method other than the remedial method, the depreciation and amortization methods and useful lives associated with the Section 743(b) adjustment, therefore, may differ from the methods and useful lives generally used to depreciate the inside basis in such properties. Under our partnership agreement, our general partner is authorized to take a position to preserve the uniformity of units even if that position is not consistent with these and any other Treasury Regulations. Please see “— Uniformity of Units.”

Although Akin Gump Strauss Hauer & Feld LLP is unable to opine as to the validity of this approach because there is no direct or indirect controlling authority on this issue, we intend to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property’s unamortized Book-Tax Disparity, or treat that portion as non- amortizable to the extent attributable to property which is not amortizable. This method is consistent with the methods employed by other publicly traded partnerships but is arguably inconsistent with Treasury Regulation Section 1.167 (c)-1(a)(6), which is not expected to directly apply to a material portion of our assets. To the extent this Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may take a depreciation or amortization position under which all purchasers acquiring units in the same month would receive depreciation or amortization, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. This kind of aggregate approach may result in lower annual depreciation or amortization deductions than would otherwise be allowable to some unitholders. Please see “— Uniformity of Units.” A unitholder’s tax basis for his common units is reduced by his share of our deductions (whether or not such deductions were claimed on an individual’s income tax return) so that any position we take that understates deductions will overstate the common unitholder’s basis in his common units, which may cause the unitholder to understate gain or overstate loss on any sale of such units. Please see “— Disposition of Common Units — Recognition of Gain or Loss.” The IRS may challenge our position with respect to depreciating or amortizing the Section 743(b) adjustment we take to preserve the uniformity of the units. If such a challenge were sustained, the gain from the sale of units might be increased without the benefit of additional deductions.

A Section 754 election is advantageous if the transferee’s tax basis in his units is higher than the units’ share of the aggregate tax basis of our assets immediately prior to the transfer. In that case, as a result of the election, the transferee would have, among other items, a greater amount of depreciation deductions and his share of any gain on a sale of our assets would be less. Conversely, a Section 754 election is disadvantageous if the transferee’s tax basis in his units is lower than those units’ share of the aggregate tax basis of our assets immediately prior to the transfer. Thus, the fair market value of the units may be affected either favorably or unfavorably by the election. A basis adjustment is required regardless of whether a Section 754 election is made in the case of a transfer of an interest in us if we have a substantial built-in loss immediately after the transfer, or if we distribute property and have a substantial basis reduction. Generally a built-in loss or a basis reduction is substantial if it exceeds $250,000.

The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of our assets and other matters. For example, the allocation of the Section 743(b) adjustment among our assets must be made in accordance with the Internal Revenue Code. The IRS could seek to reallocate some or all of any Section 743(b) adjustment allocated by us to our tangible assets to goodwill instead. Goodwill, as an intangible asset, is generally nonamortizable or amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure you that the determinations we make will not be successfully challenged by the IRS and that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than he would have been allocated had the election not been revoked.

Tax Treatment of Operations

Accounting Method and Taxable Year. We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each unitholder will be required to include in income his share of our income, gain, loss and deduction for our taxable year ending within or with his taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of his units following the close of our taxable year but before the close of his taxable year must include his share of our income, gain, loss and deduction in income for his taxable year, with the result that he will be required to include in income for his taxable year his share of more than one year of our income, gain, loss and deduction. Please see “— Disposition of Common Units — Allocations Between Transferors and Transferees.”

Tax Basis, Depreciation and Amortization. The tax basis of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. The federal income tax burden associated with the difference between the fair market value of our assets and their tax basis immediately prior to an offering will be borne by our unitholders holding interests in us prior to any such offering. Please see “— Tax Consequences of Unit Ownership — Allocation of Income, Gain, Loss and Deduction.”

To the extent allowable, we may elect to use the depreciation and cost recovery methods that will result in the largest deductions being taken in the early years after assets subject to these allowances are placed in service. We may not be entitled to amortization deductions with respect to certain goodwill conveyed to us in future transactions or held at the time of any future offering. Property we subsequently acquire or construct may be depreciated using accelerated methods permitted by the Internal Revenue Code.

If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of his interest in us. Please see “— Tax Consequences of Unit Ownership — Allocation of Income, Gain, Loss and Deduction” and “— Disposition of Common Units — Recognition of Gain or Loss.”

The costs we incur in selling our units (called “syndication expenses”) must be capitalized and cannot be deducted currently, ratably or upon our termination. There are uncertainties regarding the classification of costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us. The underwriting discounts and commissions we incur will be treated as syndication expenses.

Valuation and Tax Basis of Our Properties. The federal income tax consequences of the ownership and disposition of units will depend in part on our estimates of the relative fair market values, and the initial tax bases, of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or basis are later found to be incorrect, the character and amount of items of income, gain, loss or deductions previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Common Units

Recognition of Gain or Loss. Gain or loss will be recognized on a sale of units equal to the difference between the amount realized and the unitholder’s tax basis for the units sold. A unitholder’s amount realized will be measured by the sum of the cash or the fair market value of other property received by him plus his share of our nonrecourse liabilities. Because the amount realized includes a unitholder’s share of our nonrecourse liabilities, the gain recognized on the sale of units could result in a tax liability in excess of any cash received from the sale.

Prior distributions from us in excess of cumulative net taxable income for a common unit that decreased a unitholder’s tax basis in that common unit will, in effect, become taxable income if the common unit is sold at a price greater than the unitholder’s tax basis in that common unit, even if the price received is less than his original cost.

Except as noted below, gain or loss recognized by a unitholder, other than a “dealer” in units, on the sale or exchange of a unit will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of units held for more than twelve months will generally be taxed at a maximum U.S. federal income tax rate of 15% through December 31, 2012 and 20% thereafter (absent new legislation extending or adjusting the current rate). However, a portion, which will likely be substantial, of this gain or loss will be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code to the extent attributable to assets giving rise to depreciation recapture or other “unrealized receivables” or to “inventory items” we own. The term “unrealized receivables” includes potential recapture items, including depreciation recapture. Ordinary income attributable to unrealized receivables, inventory items and depreciation recapture may exceed net taxable gain realized upon the sale of a unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a sale of units. Net capital losses may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations.

The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in his entire interest in the partnership as the value of the interest sold bears to the value of the partner’s entire interest in the partnership. Treasury Regulations under Section 1223 of the Internal Revenue Code allow a selling unitholder who can identify common units transferred with an ascertainable holding period to elect to use the actual holding period of the common units transferred. Thus, according to the ruling discussed above, a common unitholder will be unable to select high or low basis common units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, he may designate specific common units sold for purposes of determining the holding period of units transferred. A unitholder electing to use the actual holding period of common units transferred must consistently use that identification method for all subsequent sales or exchanges of common units. A unitholder considering the purchase of additional units or a sale of common units purchased in separate transactions is urged to consult his tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

Specific provisions of the Internal Revenue Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

•	a short sale;

•	an offsetting notional principal contract; or

•	a futures or forward contract with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

Allocations Between Transferors and Transferees. In general, our taxable income and losses will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among our unitholders in proportion to the number of units owned by each of them as of the opening of the applicable exchange on the first business day of the month, which we refer to as the “Allocation Date.” However, gain or loss realized on a sale or other disposition of our assets other than in the ordinary course of business will be allocated among our unitholders on the Allocation Date in the month in which that gain or loss is recognized. As a result, a unitholder transferring units may be allocated income, gain, loss and deduction realized after the date of transfer.

Although simplifying conventions are contemplated by the Internal Revenue Code and most publicly traded partnerships use similar simplifying conventions, the use of this method may not be permitted under existing Treasury Regulations. Accordingly, Akin Gump Strauss Hauer & Feld LLP is unable to opine on the validity of this method of allocating income and deductions between transferor and transferee unitholders. If this method is not allowed under the Treasury Regulations, or only applies to transfers of less than all of the unitholder’s interest, our taxable income or losses might be reallocated among the unitholders. We are authorized to revise our method of allocation between transferor and transferee unitholders, as well as unitholders whose interests vary during a taxable year, to conform to a method permitted under future Treasury Regulations.

A unitholder who owns units at any time during a quarter and who disposes of them prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deductions attributable to that quarter but will not be entitled to receive that cash distribution.

Notification Requirements. A unitholder who sells any of his units is generally required to notify us in writing of that sale within 30 days after the sale. A purchaser of units who purchases units from another unitholder is also generally required to notify us in writing of that purchase within 30 days after the purchase. Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a purchase may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker who will satisfy such requirements.

Constructive Termination. We will be considered to have been terminated for tax purposes if there are sales or exchanges which, in the aggregate, constitute 50% or more of the total interests in our capital and profits within a twelve-month period. For purposes of measuring whether the 50% threshold is reached, multiple sales of the same interest are counted only once. A constructive termination results in the closing of our taxable year for all unitholders. In the case of a unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year may result in more than twelve months of our taxable income or loss being includable in his taxable income for the year of termination. A constructive termination occurring on a date other than December 31 will result in us filing two tax returns (and unitholders may receive two Schedules K-1 if the relief discussed below is not available) for one fiscal year and the cost of the preparation of these returns will be borne by all common unitholders. However, pursuant to an IRS relief procedure for publicly traded partnerships that have technically terminated, the IRS may allow, among other things, that we provide a single Schedule K-1 for the tax year in which a termination occurs. We would be required to make new tax elections after a termination, including a new election under Section 754 of the Internal Revenue Code, and a termination would result in a deferral of our deductions for depreciation. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Uniformity of Units

Because we cannot match transferors and transferees of units, we must maintain uniformity of the economic and tax characteristics of the units to a purchaser of these units. In the absence of uniformity, we may be unable to completely comply with a number of federal income tax requirements, both statutory and regulatory. A lack of uniformity can result from a literal application of Treasury Regulation Section 1.167(c)-1(a)(6). Any non-uniformity could have a negative impact on the value of the units. Please see “— Tax Consequences of Unit Ownership — Section 754 Election.”

We intend to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property’s unamortized Book-Tax Disparity, or treat that portion as non-amortizable, to the extent attributable to property the common basis of which is not amortizable, consistent with the Treasury Regulations under

Section 743 of the Internal Revenue Code, even though that position may be inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets. Please see “— Tax Consequences of Unit Ownership — Section 754 Election.” To the extent that the Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may adopt a depreciation and amortization position under which all purchasers acquiring units in the same month would receive depreciation and amortization deductions, whether attributable to a common basis or Section 743(b) adjustment, based upon the same applicable methods and lives as if they had purchased a direct interest in our property. If this position is adopted, it may result in lower annual depreciation and amortization deductions than would otherwise be allowable to some unitholders and risk the loss of depreciation and amortization deductions not taken in the year that these deductions are otherwise allowable. This position will not be adopted if we determine that the loss of depreciation and amortization deductions will have a material adverse effect on our unitholders. If we choose not to utilize this aggregate method, we may use any other reasonable depreciation and amortization method to preserve the uniformity of the intrinsic tax characteristics of any units that would not have a material adverse effect on our unitholders. The IRS may challenge any method of depreciating the Section 743(b) adjustment described in this paragraph. If this challenge were sustained, the uniformity of units might be affected, and the gain from the sale of units might be increased without the benefit of additional deductions. Please see “— Disposition of Common Units — Recognition of Gain or Loss.”

Tax-Exempt Organizations and Other Investors

Ownership of units by employee benefit plans, other tax-exempt organizations, non-resident aliens, foreign corporations and other foreign persons raise issues unique to those investors and, as described below, may have substantially adverse tax consequences to them. If you are a tax-exempt entity or a foreign person, you should consult your tax advisor before investing in our common units.

Employee benefit plans and most other organizations exempt from federal income tax, including individual retirement accounts and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of our income allocated to a unitholder that is a tax-exempt organization will be unrelated business taxable income and will be taxable to it.

Non-resident aliens and foreign corporations, trusts or estates that own units will be considered to be engaged in business in the United States because of the ownership of units. As a consequence, they will be required to file federal tax returns to report their share of our income, gain, loss or deduction and pay federal income tax at regular rates on their share of our net income or gain. Moreover, under rules applicable to publicly traded partnerships, we will withhold at the highest applicable effective tax rate from cash distributions made quarterly to foreign unitholders. Each foreign unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN or applicable substitute form in order to obtain credit for these withholding taxes. A change in applicable law may require us to change these procedures.

In addition, because a foreign corporation that owns units will be treated as engaged in a United States trade or business, that corporation may be subject to the United States branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our income and gain, as adjusted for changes in the foreign corporation’s “U.S. net equity,” which are effectively connected with the conduct of a United States trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a “qualified resident.” In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Internal Revenue Code.

Under a ruling of the IRS, a foreign unitholder who sells or otherwise disposes of a unit will be subject to federal income tax on gain realized on the sale or disposition of that unit to the extent that this gain is effectively connected with a United States trade or business of the foreign unitholder. Because a foreign unitholder is considered to be engaged in business in the United States by virtue of the ownership of units, under this ruling a foreign unitholder who sells or otherwise disposes of a unit generally will be subject to federal income tax on gain realized on the sale or other disposition of units. Apart from the ruling, a foreign unitholder will not be taxed or subject to withholding upon the sale or disposition of a unit if he has owned less than 5% in value of the units during the five-year period ending on the date of the disposition and if the units are regularly traded on an established securities market at the time of the sale or disposition.

Administrative Matters

Information Returns and Audit Procedures. We intend to furnish to each unitholder, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes his share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder’s share of income, gain, loss and deduction. We cannot assure you that those positions will in all cases yield a result that conforms to the requirements of the Internal Revenue Code, Treasury Regulations or administrative interpretations of the IRS. Neither we nor Akin Gump Strauss Hauer & Feld LLP can assure prospective unitholders that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the units.

The IRS may audit our federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year’s tax liability, and possibly may result in an audit of his return. Any audit of a unitholder’s return could result in adjustments not related to our returns as well as those related to our returns.

Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Internal Revenue Code requires that one partner be designated as the “Tax Matters Partner” for these purposes. Our partnership agreement gives our board of directors the authority to designate a Tax Matters Partner.

The Tax Matters Partner has made and will make elections on our behalf and on behalf of unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The Tax Matters Partner may bind a unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all our unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each unitholder with an interest in the outcome may participate.

A unitholder must file a statement with the IRS identifying the treatment of any item on his federal income tax return that is not consistent with the treatment of the item on the tax report we provide to him. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

Nominee Reporting. Persons who hold an interest in us as a nominee for another person are required to furnish to us:

(a)	the name, address and taxpayer identification number of the beneficial owner and the nominee;

(b)	whether the beneficial owner is

(1)	a person that is not a United States person,

(2)	a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing or

(3)	a tax-exempt entity;

(c)	the amount and description of units held, acquired or transferred for the beneficial owner; and

(d)	specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

Brokers and financial institutions are required to furnish additional information, including whether they are United States persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1.5 million per calendar year, is imposed by the Internal Revenue Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

Accuracy-Related Penalties. An additional tax equal to 20% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed by the Internal Revenue Code. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for that portion and that the taxpayer acted in good faith regarding that portion.

For individuals, a substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10% of the tax required to be shown on the return for the taxable year or $5,000 ($10,000 for most corporations). The amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the return:

(1)	for which there is, or was, “substantial authority,” or

(2)	as to which there is a reasonable basis and the pertinent facts of that position are disclosed on the return.

If any item of income, gain, loss or deduction included in the distributive shares of unitholders might result in that kind of an “understatement” of income for which no “substantial authority” exists, we must disclose the pertinent facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for unitholders to make adequate disclosure on their returns and to take other actions as may be appropriate to permit unitholders to avoid liability for this penalty. More stringent rules apply to “tax shelters,” which we do not believe includes us or any of our investments, plans or arrangements.

A substantial valuation misstatement exists if the value of any property, or the adjusted basis of any property, claimed on a tax return is 150% or more of the amount determined to be the correct amount of the valuation or adjusted basis. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000 ($10,000 for most corporations). If the valuation claimed on a return is 200% or more than the correct valuation, the penalty imposed increases to 40%. We do not anticipate making any valuation misstatements.

Reportable Transactions. If we were to engage in a “reportable transaction,” we (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or that it produces certain kinds of losses for partnerships, individuals, S corporations, and trusts in excess of $2 million in any single year, or $4 million in any combination of six successive tax years. Our participation in a reportable transaction could increase the likelihood that our federal income tax information return (and possibly your tax return) would be audited by the IRS. Please see “— Information Returns and Audit Procedures.”

Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to the following provisions of the American Jobs Creation Act of 2004:

•	accuracy-related penalties with a broader scope, significantly narrower exceptions, and potentially greater amounts than described above at “— Accuracy-Related Penalties,”

•	for those persons otherwise entitled to deduct interest on federal tax deficiencies, nondeductibility of interest on any resulting tax liability and

•	in the case of a listed transaction, an extended statute of limitations.

We do not expect to engage in any reportable transactions.

State, Local, Foreign and Other Tax Consequences

In addition to federal income taxes, you may be subject to other taxes, such as state, local, and foreign income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property or in which you are a resident. We own assets and do business in more than 25 states including Texas, Louisiana, Mississippi, Alabama, Florida, Arkansas and Oklahoma. Many of the states we currently do business in currently impose a personal income tax. We may also own property or do business in other states in the future. Although an analysis of those various taxes is not presented here, each prospective unitholder is urged to consider their potential impact on his investment in us. Although you may not be required to file a return and pay taxes in some jurisdictions because your income from that jurisdiction falls below the filing and payment requirement, you might be required to file income tax returns and to pay income taxes in other jurisdictions in which we do business or own property, now or in the future, and may be subject to penalties for failure to comply with those requirements. In some jurisdictions, tax losses may not produce a tax benefit in the year incurred and may not be available to offset income in subsequent taxable years. Some jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder’s income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld will be treated as if distributed to unitholders for purposes of determining the amounts distributed by us. Please see “— Tax Consequences of Unit Ownership — Entity-Level Payments.”

We conduct a small part of our operations in Puerto Rico. We will file a composite or combined Puerto Rico tax return, as applicable, on behalf of our unitholders and pay taxes due. However, you may be required to file a tax return and pay income taxes in Puerto Rico in certain circumstances as a result of these operations. Based on current law and our estimate of our future operations, we anticipate that Puerto Rico income taxes due will not be material. You are urged to consult your tax advisor on the tax consequences under the laws of Puerto Rico of an investment in our common units.

It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, of his investment in us. Accordingly, each prospective unitholder is urged to consult, and depend upon, his tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local and foreign, as well as United States federal tax returns, that may be required of him. Akin Gump Strauss Hauer & Feld LLP has not rendered an opinion on the state, local or foreign tax consequences of an investment in us.

INVESTMENT IN GENESIS BY EMPLOYEE BENEFIT PLANS

IRS Circular 230 Notice Requirement. This communication is not given in the form of a covered opinion, within the meaning of Circular 230 issued by the United States Secretary of the Treasury. Thus, we are required to inform you that you cannot rely upon any tax advice contained in this communication for the purpose of avoiding United States federal tax penalties. In addition, any tax advice contained in this communication may not be used to promote, market or recommend a transaction to another party.

The following is a summary of certain considerations associated with the investment in our securities by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts (IRAs) and other arrangements that are subject to Section 4975 of the Internal Revenue Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Internal Revenue Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements (each, a “Plan”).

General Fiduciary Matters

ERISA and the Internal Revenue Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Internal Revenue Code, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in Genesis of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the plan and the applicable provisions of ERISA, the Internal Revenue Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Internal Revenue Code and any other applicable Similar Laws.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Internal Revenue Code (which also applies to IRAs of individuals) prohibit ERISA Plans from engaging in specified transactions involving “plan assets” with persons or entities who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Internal Revenue Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Internal Revenue Code.

The acquisition and/or holding of our securities by an ERISA Plan with respect to which either we, our general partner, selling unitholders or any of their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Internal Revenue Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the common units. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, our securities should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Internal Revenue Code or violation of any applicable Similar Laws. Each person investing in Genesis will be deemed to represent that its acquisition, holding and disposition of such investment will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Plan Asset Issues

The DOL as adopted regulations (the “Plan Assets Regulations”) that generally provide that when an ERISA Plan invests in an equity interest of an entity that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity (the “look-through rule”), unless it is established either that equity participation in the entity by “benefit plan investors” is not “significant” or that the entity is an “operating company,” in each case as defined in the Plan Assets Regulations. Section 3(42) of ERISA defines the term “plan assets” to mean plan assets as defined by such regulations as the DOL may prescribe, except that under such regulations the assets of an entity shall not be treated as plan assets if, immediately after the most recent acquisition (including any redemption) of an equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors (the “significant participation test”). The term “Benefit Plan Investor” means any employee benefit plan subject to the fiduciary provisions of ERISA, any plan to which the prohibited transaction provisions of Section 4975 of the Internal Revenue Code apply (e.g., IRAs), and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity (a “Plan Asset Entity”).

Except as specifically addressed by Section 3(42) of ERISA, until the DOL issues regulations under Section 3(42) of ERISA, it is probable that the principles set forth in the Plan Asset Regulations will continue to apply with respect to determinations as to whether an entity’s underlying assets include plan assets, including the general exception to the look-through rule for operating companies. The Plan Assets Regulations define an “operating company” in part as an entity that is primarily engaged, directly or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital.

Plan Assets Consequences

If our assets were deemed to be “plan assets” under ERISA, it would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by us and (ii) the possibility that certain transactions in which we might seek to engage could constitute “prohibited transactions” under ERISA and the Internal Revenue Code. (Whether or not our assets are deemed to be “plan assets” under ERISA, see discussion under “Prohibited Transactions” above).

It is not anticipated that our assets will be considered plan assets because we are primarily engaged in business activities that we believe qualify us as an “operating company” under the Plan Assets Regulations (although no assurance can be given in this regard). In addition, because our common units are “publicly-offered securities” and our debt securities are not “equity interests” for purposes of the Plan Asset Regulations, even significant investment by Benefit Plan Investors in those securities would not result in our assets being treated as plan assets under ERISA. Investment in each class of our securities by Benefit Plan Investors also may not be “significant” for purposes of the Plan Assets Regulations, although it is unlikely that we will be in a position to monitor whether or not investment in any class of our securities by Benefit Plan Investors is or may become significant.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed on persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the common units on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Internal Revenue Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the common units.

PLAN OF DISTRIBUTION

We may offer and sell the securities described in this prospectus from time to time directly, through agents, or to or through underwriters or dealers. To the extent required, the prospectus supplement relating to any particular offering will contain the terms of the securities sold in that offering, including:

•	the names of any underwriters, dealers or agents (if any);

•	the offering price;

•	underwriting discounts;

•	sales agents’ commissions;

•	other forms of underwriter or agent compensation;

•	discounts, concessions or commissions that underwriters may pass on to other dealers; and

•	any exchange on which the securities are listed.

We may change the offering price, underwriting discounts or concessions, or the price to dealers when necessary. Discounts or commissions received by underwriters or agents and any profits on the resale of securities by them may constitute underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”).

Unless we state otherwise in a prospectus supplement, underwriters will need to meet certain requirements before purchasing securities. Agents may act on a “best efforts” basis during their appointment. To the extent required, we will also state the net proceeds from the sale in a prospectus supplement.

Any brokers or dealers that participate in the distribution of the securities may be “underwriters” within the meaning of the Securities Act for such sales. Profits, commissions, discounts or concessions received by such broker or dealer may be underwriting discounts and commissions under the Securities Act. Brokers or dealers may act as agent or may purchase securities as principal and thereafter resell the securities from time to time in or through one or more transactions or distributions.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. To the extent required, the terms of any such sales will be described in the prospectus supplement relating thereto. We may use electronic media, including the Internet, to sell offered securities directly.

When necessary, we may fix securities distributions using changeable, fixed prices, market prices at the time of sale, prices related to market prices, or negotiated prices.

If indicated in the prospectus supplement, to the extent required, we will authorize agents, underwriters or dealers to solicit offers to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts or forward contracts providing for payment or delivery on a specified date in the future at prices determined as described in the prospectus supplement. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

We may, through agreements, indemnify underwriters, dealers or agents that participate in the distribution of the securities against certain liabilities including liabilities under the Securities Act. We may also provide funds for payments that the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents, and their affiliates may transact with us and our affiliates in the ordinary course of their business.

We may offer our equity securities described in this prospectus into an existing trading market on the terms described in the prospectus supplement thereto. Underwriters or agents could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the New York Stock Exchange, the existing trading market for our common units, or sales made to or through a market maker other than on an exchange. Underwriters and dealers who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement may provide that any securities sold will be sold at prices related to the then prevailing market prices for such securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of securities. To the extent required, the terms of each such agreement will be set forth in more detail in the applicable prospectus supplement and any related free writing prospectus. In the event that any underwriter or agent acts as principal, or any broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of common units. To the extent required, we will describe any such activities in the prospectus supplement or any related free writing prospectus relating to the transaction.

The aggregate maximum compensation the underwriters will receive in connection with the sale of any securities under this prospectus and the registration statement of which it forms a part will not exceed 10% of the gross proceeds from the sale.

Because the Financial Industry Regulatory Authority (FINRA) views our common units as interests in a direct participation program, any offering of common units under the registration statement of which this prospectus forms a part will be made in compliance with Rule 2310 of the FINRA Rules.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the equity securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

To facilitate an offering of a series of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over- allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Any offering and sale under this prospectus may be made on one or more national securities exchanges or in the over-the-counter market, or otherwise at prices and on terms then prevailing or at prices related to the then-current market price, or in negotiated transactions.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

The statements in this prospectus or incorporated by reference into this prospectus that are not historical information may be “forward-looking statements” as defined under federal law.

All statements, other than historical facts, included in this prospectus and the documents incorporated in this prospectus by reference that address activities, events or developments that we expect or anticipate will or may occur in the future, including things such as plans for growth of the business, future capital expenditures, competitive strengths, goals, references to future goals or intentions, and other such references are forward-looking statements, and historical performance is not necessarily indicative of future performance. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. They use words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “could,” “plan,” “position,” “projection,” “strategy,” or “should,” or the negative of those terms or other variations of them or by comparable terminology. In particular, statements, expressed or implied, concerning future actions, conditions or events or future operating results or the ability to generate sales, income or cash flow are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond our ability or the ability of our affiliates to control or predict. Specific factors that could cause actual results to differ from those in the forward-looking statements include, among others:

•	demand for, the supply of, our assumptions about, changes in forecast data for, and price trends related to crude oil, liquid petroleum, NaHS, caustic soda and CO2, all of which may be affected by economic activity, capital expenditures by energy producers, weather, alternative energy sources, international events, conservation and technological advances;

•	throughput levels and rates;

•	changes in, or challenges to, our tariff rates;

•	our ability to successfully identify and close strategic acquisitions on acceptable terms (including obtaining third-party consents and waivers of preferential rights), develop or construct energy infrastructure assets, make cost saving changes in operations and integrate acquired assets or businesses into our existing operations;

•	service interruptions in our pipeline transportation systems and processing operations;

•	shutdowns or cutbacks at refineries, petrochemical plants, utilities or other businesses for which we transport crude oil, petroleum or other products or to whom we sell such products;

•	risks inherent in marine transportation and vessel operation, including accidents and discharge of pollutants;

•	changes in laws and regulations to which we are subject, including tax withholding issues, accounting pronouncements, and, safety, environmental and employment laws and regulations;

•	the effects of production declines and the effects of future laws and government regulation;

•	planned capital expenditures and availability of capital resources to fund capital expenditures;

•	our inability to borrow or otherwise access funds needed for operations, expansions or capital expenditures as a result of our credit agreement and the indenture governing our notes, which contain various affirmative and negative covenants;

•	the level of indebtedness that we maintain to fund growth projects could adversely affect our financial health;

•	loss of key personnel;

•	cash from operations that we generate could decrease or fail to meet expectations, either of which could reduce our ability to pay quarterly cash distributions at the current level or continue to increase quarterly cash distributions in the future;

•	an increase in the competition that our operations encounter;

•	cost and availability of insurance;

•	hazards and operating risks that may not be covered fully by insurance;

•	our financial and commodity hedging arrangements, which may reduce our earnings, profitability and cash flows;

•	changes in global economic conditions, including capital and credit markets conditions, inflation and interest rates;

•	natural disasters, accidents or terrorism;

•	changes in the financial condition of customers or counterparties;

•	adverse rulings, judgments, or settlements in litigation or other legal or tax matters;

•	the treatment of us as a corporation for federal income tax purposes or if we become subject to entity-level taxation for state tax purposes; and

•	the potential that our internal controls may not be adequate, weaknesses may be discovered or remediation of any identified weaknesses may not be successful and the impact these could have on our unit price.

You should not put undue reliance on any forward-looking statements. When considering forward-looking statements, please review the risk factors identified in the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K, our subsequently filed Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Form 8-K/A and any prospectus supplement we may file from time to time with the Commission. Except as required by applicable securities laws, we do not intend to update these forward-looking statements and information.

LEGAL MATTERS

The validity of the securities offered in this prospectus as well as the legal matters described under “Material Income Tax Consequences” will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP. The validity of certain of the offered securities and other matters arising under Alabama and Louisiana law will be passed upon by McDavid, Noblin & West PLLC and Liskow & Lewis, respectively. Any underwriter will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from Genesis Energy, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of Genesis Energy, L.P.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report (1) expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph referring to the retrospective effect to new disclosure requirements regarding information related to balance sheet offsetting of assets and liabilities and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports and other information with the Commission. You may read and copy documents we file at the Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for information on the public reference room. You can also find our filings at the Commission’s website at http://www.sec.gov and on our website at http://www.genesisenergy.com. We make our website content available for information purposes only. Information contained on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

The Commission allows us to “incorporate by reference” the information we have filed with the Commission, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and later information that we file with the Commission will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the Commission after the date of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the Commission after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement or prior to the termination or completion of this offering under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding information deemed to be furnished and not filed with the Commission) until we sell all of the securities offered by this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (File No. 001-12295), filed with the Commission on February 27, 2014;

•	Quarterly Report on Form 10-Q (File No. 001-12295), filed with the Commission on May 2, 2014;

•	Current Reports on Form 8-K (File No. 001-12295) filed with the Commission on March 13, 2014, April 14, 2014, May 15, 2014 (excluding the information furnished under Item 7.01 and the related exhibits) and July 3, 2014; and

•	the description of our common units in our registration statements on Form 8-A (File No. 001-12295), filed with the Commission on January 30, 2001 and September 13, 2010, and any subsequent amendment thereto filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus, other than exhibits to any such document not specifically described above. Requests for such documents should be directed to:

Investor Relations

Genesis Energy, L.P.

919 Milam, Suite 2100

Houston, Texas 77002

(713) 860-2500 or (800) 284-3365

We intend to furnish or make available to our unitholders within 75 days (or such shorter period as the Commission may prescribe) following the close of our fiscal year end annual reports containing audited financial statements prepared in accordance with generally accepted accounting principles and furnish or make available within 40 days (or such shorter period as the Commission may prescribe) following the close of each fiscal quarter quarterly reports containing unaudited interim financial information, including the information required by Form 10-Q for the first three fiscal quarters of each of our fiscal years. Our annual report will include a description of any transactions with our general partner or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to our general partner or its affiliates for the fiscal year completed, including the amount paid or accrued to each recipient and the services performed.

Common Units

Representing Limited Partner Interests

Having an Aggregate Offering Price of Up to

$400,000,000

Genesis Energy, L.P.

PROSPECTUS SUPPLEMENT

RBC Capital Markets

BNP PARIBAS

Capital One Securities

Deutsche Bank Securities

DNB Markets

Fifth Third Securities

Scotia Howard Weil

SMBC Nikko

June 27, 2016